Exhibit 3.2

FORM OF AGREEMENT OF LIMITED PARTNERSHIP OF

NAVIOS MARITIME CONTAINERS L.P.

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AGREEMENT OF LIMITED

PARTNERSHIP OF NAVIOS MARITIME CONTAINERS L.P.

THIS AGREEMENT OF LIMITED PARTNERSHIP OF NAVIOS MARITIME CONTAINERS L.P., dated as of [●], [●], is entered into by and between NAVIOS MARITIME CONTAINERS GP LLC, a Marshall Islands limited liability company, as the General Partner, NAVIOS MARITIME HOLDINGS INC., a corporation incorporated under the laws of the Republic of the Marshall Islands (or any permitted successors and assigns hereunder), as a Limited Partner, and the other Initial Limited Partners, together with any other Persons who become Partners in the Partnership or parties hereto as provided herein. In consideration of the covenants, conditions and agreements contained herein, the parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1    Definitions. The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Acquisition” means any transaction in which any Group Member acquires (through an asset acquisition, merger, stock acquisition or other form of investment) control over all or a portion of the assets, properties or business of another Person for the purpose of increasing the operating capacity or asset base of the Partnership Group from the operating capacity or asset base of the Partnership Group existing immediately prior to such transaction; provided however, that any acquisition of properties or assets of another Person that is made solely for investment purposes shall not constitute an Acquisition under this Agreement.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreed Value” means the fair market value of the applicable property or other consideration at the time of contribution or distribution, as the case may be, as determined by the Board of Directors.

“Agreement” means this Agreement of Limited Partnership of Navios Maritime Containers L.P., as it may be amended, supplemented or restated from time to time.

“Annual Meeting” means the meeting of Limited Partners to be held every year commencing in 2019 to elect the Elected Directors as provided in Section 7.2 and to vote on any other matters brought before the meeting in accordance with this Agreement.

“Appointed Directors” means the members of the Board of Directors appointed by the General Partner in accordance with the provisions of Article VII.

“Associate” means, when used to indicate a relationship with any Person: (a) any corporation or organization of which such Person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock or other voting interest; (b) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same principal residence as such Person.

“Audit Committee” means a committee of the Board of Directors composed of a minimum of three members of the Board of Directors then serving who meet the independence standards required of directors who serve on an audit committee of a board of directors established by the Exchange Act and the rules and regulations of the Commission thereunder and meet the standards for audit committee composition established by the National Securities Exchange on which the Common Units are listed or admitted to trading.

“Board of Directors” means the board of directors of the Partnership, composed of Appointed Directors and Elected Directors appointed or elected, as the case may be, in accordance with the provisions of Article VII and a majority of whom are not United States citizens or residents, which, pursuant to Section 7.1, and subject to Section 7.11, oversees and directs the operations, management and policies of the Partnership. The Board of Directors shall constitute a committee within the meaning of Section 30(2)(g) of the Marshall Islands Act.

“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of New York shall not be regarded as a Business Day.

“Capital Contribution” means any (a) with respect to any Partner, cash, cash equivalents or the Net Agreed Value of Contributed Property that a Partner contributes to the Partnership or that is contributed to the Partnership on behalf of a Partner (including, in the case of an underwritten offering of Units, the amount of any underwriting discounts or commissions) or (b) with respect to the General Partner only, (i) distributions of cash that the General Partner is entitled to receive but otherwise waives such that the Partnership retains such cash or (ii) Common Units that the General Partner contributes to the Partnership.

“Cause” means a court of competent jurisdiction has entered a final, non-appealable judgment finding a member of the Board of Directors has engaged in actual fraud or willful misconduct in his or her, as the case may be, capacity as a member of the Board of Directors.

“Certificate” means a certificate issued in global or book entry form in accordance with the rules and regulations of the Depositary or in such other form as may be adopted by the Board of Directors, issued by the Partnership evidencing ownership of one or more Common Units or a certificate, in such form as may be adopted by the Board of Directors, issued by the Partnership evidencing ownership of one or more other Partnership Securities.

“Certificate of Limited Partnership” means the Certificate of Limited Partnership of the Partnership filed with the Registrar of Corporations of the Marshall Islands as referenced in Section 7.10 as such Certificate of Limited Partnership may be amended, supplemented or restated from time to time.

“claim” (as used in Section 7.20(c)) has the meaning assigned to such term in Section 7.20(c).

“Closing Date” means the first date on which Common Units are sold by the Partnership to the Underwriters pursuant to the provisions of the Underwriting Agreement.

“Closing Price” means, in respect of any class of Limited Partner Interests, as of the date of determination, the last sale price on such day, regular way, or in case no such sale takes place on such day, the average of the closing bid and asked prices on such day, regular way, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal National Securities Exchange on which the respective Limited Partner Interests are listed or admitted to trading or, if such Limited Partner Interests are not listed or admitted to trading on any National Securities Exchange, the last quoted price on such day or, if not so quoted, the average of the high bid and low asked prices on such day in the over-the-counter market, as reported by any quotation system then in use with respect to such Limited Partner Interests, or, if on any such day such Limited Partner Interests of such class are not quoted by any such system, the average of the closing bid and asked prices on such day as furnished by a professional market maker making a market in such Limited Partner

Interests of such class selected by the Board of Directors, or if on any such day no market maker is making a market in such Limited Partner Interests of such class, the fair value of such Limited Partner Interests on such day as determined by the Board of Directors.

“Code” means the United States Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

“Commission” means the United States Securities and Exchange Commission.

“Common Unit” means a Partnership Security representing a fractional part of the Partnership Interests of all Limited Partners, and having the rights and obligations specified with respect to Common Units in this Agreement.

“Conflicts Committee” means a committee of the Board of Directors composed entirely of two or more directors who are not any of the following: (a) officers or employees of the General Partner, (b) officers, directors or employees of any Affiliate of the General Partner (other than any Group Member) or (c) holders of any ownership interest in the General Partner, its Affiliates or the Partnership Group (other than (x) Common Units or (y) awards granted pursuant to any long-term incentive plan, equity compensation plan or similar plan of any Group Member) and who also have been determined by the Board of Directors to meet the independence standards required of directors who serve on an audit committee of a board of directors established by the Exchange Act and the rules and regulations of the Commission thereunder and by any National Securities Exchange on which the Common Units are listed or admitted to trading.

“Contributed Property” means each property or other asset, in such form as may be permitted by the Marshall Islands Act, but excluding cash, contributed to the Partnership.

“Conversion Transaction” means (a) a conversion of the Predecessor into a limited partnership pursuant to Section 25 of the Marshall Islands Act or (b) an exchange offer of limited partner interests, or common units representing limited partner interests, in the Partnership, for common shares of the Predecessor, as a result of which exchange offer the Partnership succeeds to substantially all of the assets, liabilities, rights and obligations of the Predecessor.

“Current Market Price” means, in respect of any class of Limited Partner Interests, as of the date of determination, the average of the daily Closing Prices per Limited Partner Interest of such class for the 20 consecutive Trading Days immediately prior to such date.

“Departing General Partner” means a former General Partner from and after the effective date of any withdrawal or removal of such former General Partner pursuant to Sections 11.1 or 11.2.

“Depositary” means, with respect to any Units issued in global form, The Depository Trust Company and its successors and permitted assigns.

“Elected Directors” means the members of the Board of Directors who are elected or appointed as such in accordance with the provisions of Article VII and at least three (or such greater number so as to constitute a majority of the Board of Directors to the extent the Partnership is required by applicable law to have a majority of independent directors) of whom are not (a) officers or employees of the General Partner, (b) officers or employees of any Affiliate of the General Partner, (c) holders of any ownership interest in the Partnership Group (other than Common Units or awards granted to such director under any long-term incentive plan of any Group Member) and who also meet the independence standards required of directors who serve on an audit committee of a board of directors established by the Exchange Act and the rules and regulations of the Commission thereunder and by any National Securities Exchange on which the Common Units are listed or admitted to trading or (d) United States citizens or residents.

“Event of Withdrawal” has the meaning assigned to such term in Section 11.1(a).

“Exchange Act” means the United States Securities Exchange Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute.

“General Partner” means [Navios Maritime Containers GP LLC], a Marshall Islands limited liability company and wholly-owned subsidiary of Navios Maritime Holdings, that Navios Maritime Holdings designated to receive the General Partner Unit issued in the Conversion Transaction, and its successors and permitted assigns that are admitted to the Partnership as general partner of the Partnership, in its capacity as general partner of the Partnership (except as the context otherwise requires).

“General Partner Interest” means the non-economic management interest of the General Partner in the Partnership (in its capacity as a general partner and without reference to any Limited Partner Interest held by it), which is evidenced by the General Partner Unit and includes any and all benefits to which the General Partner is entitled as provided in this Agreement, together with all obligations of the General Partner to comply with the terms and provisions of this Agreement. The General Partner Interest does not include any rights to profit or loss or allocations of items of income, gain, loss or deduction, or any rights to receive any distributions from the Partnership’s operations or upon the liquidation or winding up of the Partnership.

“General Partner Unit” means the General Partner Interest having the rights and obligations specified with respect to the General Partner Interest. A General Partner Unit is not a Unit.

“Group” means a Person that, including with or through any of its Affiliates or Associates, has any agreement, arrangement, understanding or relationship for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent given to such Person in response to a proxy or consent solicitation made to 10 or more Persons) or disposing of any Partnership Securities with any other Person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, Partnership Securities.

“Group Member” means a member of the Partnership Group.

“Group Member Agreement” means the partnership agreement of any Group Member, other than the Partnership, that is a limited or general partnership, the limited liability company agreement of any Group Member that is a limited liability company, the certificate of incorporation and bylaws (or similar organizational documents) of any Group Member that is a corporation, the joint venture agreement or similar governing document of any Group Member that is a joint venture and the governing or organizational or similar documents of any other Group Member that is a Person other than a limited or general partnership, limited liability company, corporation or joint venture, in each case as such may be amended, supplemented or restated from time to time.

“Hedge Contract” means any exchange, swap, forward, future, cap, floor, collar or other similar agreement or arrangement entered into for the purpose of hedging the Partnership Group’s exposure to fluctuations in the price of interest rates, currencies or commodities in their operations and not for speculative purposes.

“Holder” as used in Section 7.20, has the meaning assigned to such term in Section 7.20(a).

“Indemnified Persons” has the meaning assigned to such term in Section 7.20(c).

“Indemnitee” means (a) the General Partner, (b) any Departing General Partner, (c) any Person who is or was an Affiliate of the General Partner or any Departing General Partner, (d) any Person who is or was a member, partner, director, officer, fiduciary or trustee of any Person which any of the preceding clauses of this definition describes, (e) any Person who is or was serving at the request of the General Partner or any Departing

General Partner or any Affiliate of the General Partner or any Departing General Partner as an officer, director, member, partner, fiduciary or trustee of another Person (provided, however, that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services), (f) the members of the Board of Directors, (g) the Officers, and (h) any other Person the Board of Directors designates as an “Indemnitee” for purposes of this Agreement.

“Initial Common Units” means the Common Units sold in the Initial Offering.

“Initial Limited Partners” means Navios Maritime Holdings and the other Persons holding Predecessor Shares immediately prior to the Conversion Transaction, in each case upon being admitted to the Partnership in accordance with Section 10.1.

“Initial Offering” means the initial public offering and sale of Common Units to the public, as described in the Registration Statement, including any Common Units sold pursuant to the exercise of the Underwriters’ Option.

“Initial Unit Price” means (a) with respect to the Common Units, the initial public offering price per Common Unit at which the Underwriters first offered the Common Units to the public for sale as set forth on the cover page of the prospectus included as part of the Registration Statement and first issued at or after the time the Registration Statement first became effective or (b) with respect to any other class or series of Units, the price per Unit at which such class or series of Units is initially sold by the Partnership, as determined by the Board of Directors, in each case adjusted as the Board of Directors determines to be appropriate to give effect to any distribution, subdivision or combination of Units.

“Issue Price” means the price at which a Unit is purchased from the Partnership, after deducting any sales commission or underwriting discount charged to the Partnership.

“Limited Partner” means, unless the context otherwise requires, each Initial Limited Partner and each additional Person that becomes a Limited Partner pursuant to the terms of this Agreement, in each case, in such Person’s capacity as a limited partner of the Partnership. Limited Partners may include custodians, nominees or any other individual or entity in its own or any representative capacity.

“Limited Partner Interest” means the Partnership Interest of a Limited Partner in the Partnership, which may be evidenced by Common Units or other Partnership Securities or a combination thereof or interest therein, and includes any and all benefits to which such Limited Partner is entitled as provided in this Agreement, together with all obligations of such Limited Partner to comply with the terms and provisions of this Agreement.

“Liquidation Date” means (a) in the case of an event giving rise to the dissolution of the Partnership of the type described in clauses (a) and (b) of the first sentence of Section 12.2, the date on which the applicable time period during which the holders of Outstanding Units have the right to elect to continue the business of the Partnership has expired without such an election being made, and (b) in the case of any other event giving rise to the dissolution of the Partnership, the date on which such event occurs.

“Liquidator” means one or more Persons selected by the Board of Directors to perform the functions described in Section 12.4.

“Marshall Islands Act” means the Limited Partnership Act of The Republic of the Marshall Islands, as amended, supplemented or restated from time to time, and any successor to such statute.

“Merger Agreement” has the meaning assigned to such term in Section 14.1.

“Navios Maritime Acquisition” means Navios Maritime Acquisition Corporation, a Marshall Islands corporation.

“Navios Maritime Holdings” means Navios Maritime Holdings Inc., a Marshall Islands corporation.

“Navios Maritime Midstream Partners” means Navios Maritime Midstream Partners L.P., a Marshall Islands partnership.

“Navios Maritime Partners” means Navios Maritime Partners L.P., a Marshall Islands partnership.

“National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Exchange Act.

“Net Agreed Value” means, (a) in the case of any Contributed Property, the Agreed Value of such property reduced by any indebtedness either assumed by the Partnership upon such contribution or to which such property is subject when contributed, and (b) in the case of any property distributed to a Partner by the Partnership, the Agreed Value of such property, reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution.

“Notice of Election to Purchase” has the meaning assigned to such term in Section 15.1(b).

“Officers” means the Chairman of the Board of Directors (unless the Board of Directors provides otherwise), the Executive Vice Chairman or Vice Chairman of the Board of Directors (unless the Board of Directors provides otherwise), the Chief Executive Officer, the President, any Vice Presidents, the Secretary, the Treasurer, any Assistant Secretaries or Assistant Treasurers, and any other officer of the Partnership appointed by the Board of Directors pursuant to Section 7.8.

“Omnibus Agreement” means that Omnibus Agreement, dated as of June 7, 2017, among Navios Maritime Acquisition, Navios Maritime Holdings, Navios Maritime Partners, Navios Maritime Midstream Partners, the Predecessor, the Partnership (by joinder agreement), the General Partner and Navios Partners Containers Finance Inc., as heretofore amended or modified, as it may be amended, supplemented or restated from time to time.

“Operating Company” means each of Navios Partners Containers Finance Inc., a Marshall Islands corporation, Boheme Navigation Company, a Marshall Islands corporation, and any successors thereto.

“Opinion of Counsel” means a written opinion of counsel (who may be regular counsel to the Partnership or the General Partner or any of its Affiliates) acceptable to the Board of Directors.

“Outstanding” means, with respect to Partnership Securities, all Partnership Securities that are issued by the Partnership and reflected as outstanding on the Partnership’s books and records as of the date of determination; provided, however, that if at any time any Person or Group beneficially owns more than 4.9% of the voting power of the Outstanding Partnership Securities of any class then Outstanding (or would own such percentage after application of this limitation), all Partnership Securities owned by such Person or Group in excess of 4.9% of the voting power of the Outstanding Partnership Securities shall not be voted on any matter and shall not be considered to be Outstanding when sending notices of a meeting of Limited Partners to vote on any matter (unless otherwise required by law), calculating required votes (except for purposes of nominating a Person for election to the Board of Directors pursuant to Section 7.3), determining the presence of a quorum or for other similar purposes under this Agreement, except that Partnership Securities so owned shall be considered to be Outstanding for purposes of Section 11.1(b)(ii) (such Partnership Securities shall not, however, be treated as a separate class of Partnership Securities for purposes of this Agreement); provided, further, that the foregoing limitation shall not apply to either of the following (other than when voting their Common Units as provided in Section 7.2(a)(ii)) (i) the General Partner or its Affiliates or (ii) any Person or Group who acquired more than 4.9% of any Partnership Securities issued by the Partnership with the prior approval of the Board of Directors after considering the potential tax effects of such approval on the Partnership.

“Partners” means the General Partner and the Limited Partners.

“Partnership” means Navios Maritime Containers L.P., a Marshall Islands limited partnership, and any successors thereto.

“Partnership Group” means the Partnership and its Subsidiaries, including the Operating Companies, treated as a single entity.

“Partnership Interest” means a Partner’s aggregate rights in the Partnership, including: (a) the Partner’s right to a share of the profits and losses of the Partnership; (b) the Partner’s right to receive distributions from the Partnership; and (c) the Partner’s right to vote and participate in the management of the Partnership.

“Partnership Security” means any class or series of equity Partnership Interest (but excluding any options, rights, warrants and appreciation rights relating to an equity Partnership Interest), including Common Units.

“Percentage Interest” means as of any date of determination (a) as to any Unitholder with respect to Units, the product obtained by multiplying (i) 100% less the percentage, if any, applicable to clause (b) below by (ii) the quotient obtained by dividing (A) the number of Units held by such Unitholder by (B) the total number of all Outstanding Units, and (b) as to the holders of other Partnership Securities issued by the Partnership in accordance with Section 5.4, the percentage established as a part of such issuance (and which may or may not contemplate participation in profits, losses or distributions otherwise made to holders of Common Units). The Percentage Interest with respect to the General Partner Unit shall at all times be zero.

“Person” means an individual or a corporation, firm, limited liability company, partnership, joint venture, trust, unincorporated organization, association, governmental agency or political subdivision thereof or other entity.

“Predecessor” means Navios Maritime Containers Inc., a Marshall Islands corporation.

“Predecessor Share” means a share of common stock, par value of $0.0001, of the Predecessor.

“Pro Rata” means (a) when used with respect to Units or any other Partnership Securities, apportioned equally among all designated Units or other Partnership Securities in accordance with their relative Percentage Interests, and (b) when used with respect to Partners or Record Holders, apportioned among all Partners or Record Holders in accordance with their relative Percentage Interests.

“Purchase Date” means the date determined by the General Partner as the date for purchase of all Outstanding Limited Partner Interests of a certain class (other than Limited Partner Interests owned by the General Partner and its Affiliates) pursuant to Article XV.

“Quarter” means, unless the context requires otherwise, a fiscal quarter, or, with respect to the first fiscal quarter including the Closing Date, the portion of such fiscal quarter after the Closing Date, of the Partnership.

“Record Date” means the date established by the Board of Directors or otherwise in accordance with this Agreement for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Limited Partners or entitled to vote by ballot or give approval of Partnership action in writing without a meeting or entitled to exercise rights in respect of any lawful action of Limited Partners or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.

“Record Holder” means (a) the Person in whose name a Common Unit is registered on the books of the Transfer Agent as of the opening of business on a particular Business Day, or (b) with respect to other Partnership Interests, the Person in whose name any such other Partnership Interest is registered on the books that the Board of Directors has caused to be kept as of the opening of business on such Business Day.

“Registration Statement” means the Registration Statement on Form F-1 (Registration No. 333-225677) as it has been or as it may be amended or supplemented from time to time, filed by the Partnership with the Commission under the Securities Act to register the offering and sale of the Common Units in the Initial Offering.

“Securities Act” means the United States Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute.

“Special Approval” means approval by a majority of the members of the Conflicts Committee.

“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries (as defined, but excluding subsection (d) of this definition) of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary (as defined, but excluding subsection (d) of this definition) of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries (as defined, but excluding subsection (d) of this definition) of such Person, or a combination thereof, (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries (as defined, but excluding subsection (d) of this definition) of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person, or (d) any other Person in which such Person, one or more Subsidiaries (as defined, but excluding subsection (d) of this definition) of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) less than a majority ownership interest or (ii) less than the power to elect or direct the election of a majority of the directors or other governing body of such Person, provided that (A) such Person, one or more Subsidiaries (as defined, but excluding this subsection (d) of this definition) of such Person, or a combination thereof, directly or indirectly, at the date of the determination, has at least a 20% ownership interest in such other Person, (B) such Person accounts for such other Person (under U.S. GAAP, as in effect on the later of the date of investment in such other Person or material expansion of the operations of such other Person) on a consolidated or equity accounting basis, (C) such Person has directly or indirectly material negative control rights regarding such other Person including over such other Person’s ability to materially expand its operations beyond that contemplated at the date of investment in such other Person, and (D) such other Person is (i) other than with respect to an Operating Company, formed and maintained for the sole purpose of owning or leasing, operating and chartering vessels, and (ii) obligated under its constituent documents, or as a result of a unanimous agreement of its owners, to distribute to its owners all of its income on at least an annual basis (less any cash reserves that are approved by such Person).

“Surviving Business Entity” has the meaning assigned to such term in Section 14.2(b).

“Trading Day” means, for the purpose of determining the Current Market Price of any class of Limited Partner Interests, a day on which the principal National Securities Exchange on which such class of Limited Partner Interests is listed is open for the transaction of business or, if Limited Partner Interests of a class are not listed on any National Securities Exchange, a day on which banking institutions in New York City generally are open.

“transfer” has the meaning assigned to such term in Section 4.4(a).

“Transfer Agent” means such bank, trust company or other Person (including the General Partner or one of its Affiliates) as shall be appointed from time to time by the Partnership to act as registrar and transfer agent for the Common Units; provided, however, that if no Transfer Agent is specifically designated for any other Partnership Securities, the Board of Directors shall act in such capacity.

“Underwriting Agreement” means the Underwriting Agreement dated [●], among the Underwriters, the Partnership, the General Partner and [●], to be entered into in connection with the Initial Offering and providing for the purchase of the Common Units by the Underwriters.

“Underwriter” means each Person named as an underwriter in Schedule I to the Underwriting Agreement who purchases Common Units pursuant thereto.

“Underwriters’ Option” means the option granted to the Underwriters pursuant to the Underwriting Agreement.

“Unit” means a Partnership Security that is designated as a “Unit” and shall include Common Units, including Common Units held by the General Partner in a Limited Partner capacity, but shall not include the General Partner Unit (or the General Partner Interest represented thereby).

“Unitholders” means the holders of Units.

“Unit Majority” means at least a majority of the Outstanding Common Units.

“Unit Register” means the register of the Partnership for the registration and transfer of Limited Partnership Interests as provided in Section 4.5.

“U.S. GAAP” means United States generally accepted accounting principles consistently applied.

“Withdrawal Opinion of Counsel” has the meaning assigned to such term in Section 11.1(b)(ii).

Section 1.2    Construction. Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) the term “include” or “includes” means includes, without limitation, and “including” means including, without limitation; and (d) the terms “hereof”, “herein” and “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only, and shall not affect in any way the meaning or interpretation of this Agreement.

ARTICLE II

ORGANIZATION

Section 2.1    Formation. The Partnership was originally formed as the Predecessor, a Marshall Islands corporation, on April 28, 2017. On [●], 2018, the Predecessor continued its existence and converted into a Marshall Islands limited partnership pursuant to the provisions of the Marshall Islands Act. Except as expressly provided to the contrary in this Agreement, the rights, duties (including fiduciary duties), liabilities and obligations of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the Marshall Islands Act. All Partnership Interests shall constitute personal property of the owner thereof for all purposes and a Partner has no interest in specific Partnership property.

Section 2.2    Name. The name of the Partnership is “Navios Maritime Containers L.P.” The Partnership’s business may be conducted under any other name or names as determined by the Board of Directors. The words “Limited Partnership” or the letters “L.P.” or similar words or letters shall be included in the Partnership’s name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The Board of Directors may change the name of the Partnership at any time and from time to time in compliance with the requirements of the Marshall Islands Act and shall notify the General Partner and the Limited Partners of such change in the next regular communication to the Limited Partners.

Section 2.3    Registered Office; Registered Agent; Principal Office; Other Offices. Unless and until changed by the Board of Directors, the registered office of the Partnership in the Marshall Islands shall be located at Trust Company Complex, Ajeltake Island, Ajeltake Road, Majuro, Marshall Islands MII 96960 and the registered agent for service of process on the Partnership in the Marshall Islands at such registered office shall be The Trust Company of the Marshall Islands, Inc. Unless and until changed by the Board of Directors, the registered agent for service of process on the Partnership in the United States shall be CT Corporation System located at 111 8th Avenue, New York, New York 10011. The principal office of the Partnership shall be any place as the Board of Directors may from time to time designate by notice to the General Partner and the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the Marshall Islands as the Board of Directors determines to be necessary or appropriate. The address of the General Partner shall be at c/o Navios Maritime Holdings Inc. at 7 Avenue de Grande Bretagne, Office 11B2, Monte Carlo, MC 98000 Monaco, or such other place as the General Partner may from time to time designate by notice to the Limited Partners.

Section 2.4    Purpose and Business. The purpose and nature of the business to be conducted by the Partnership shall be to (a) engage directly in, or enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that lawfully may be conducted by a limited partnership organized pursuant to the Marshall Islands Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity, and (b) do anything necessary or appropriate to the foregoing, including the making of capital contributions or loans to a Group Member.

Section 2.5    Powers. The Partnership shall be empowered to do any and all acts and things necessary and appropriate for the furtherance and accomplishment of the purposes and business described in Section 2.4 and for the protection and benefit of the Partnership.

Section 2.6    Power of Attorney.

(a)    Each Limited Partner hereby constitutes and appoints the Chairman of the Board of Directors, Vice Chairman of the Board of Directors, the Chief Executive Officer and President (if any) of the Partnership and, if a Liquidator shall have been selected pursuant to Section 12.3, the Liquidator, severally (and any successor to the Liquidator by merger, transfer, assignment, election or otherwise) and each of its authorized officers and attorneys-in-fact, as the case may be, with full power of substitution, as his true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead, to:

(i)    execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) all certificates, documents and other instruments (including this Agreement and the Certificate of Limited Partnership and all amendments or restatements hereof or thereof) that the Board of Directors or the Liquidator determines to be necessary or appropriate to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the Marshall Islands and in all other jurisdictions in which the Partnership may conduct business or own property; (B) all certificates, documents and other instruments that the Board of Directors or the Liquidator determines to be necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement; (C) all certificates, documents and other instruments (including conveyances and a certificate of cancellation) that the Board of Directors or the Liquidator determines to be necessary or appropriate to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement; (D) all certificates, documents and other instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Articles IV, X, XI or XII; (E) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any class or series of Partnership Securities issued pursuant to Section 5.4; and (F) all certificates, documents and other instruments (including agreements and a certificate of merger) relating to a merger, consolidation or conversion of the Partnership pursuant to Article XIV; and

(ii)    execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments that the Board of Directors or the Liquidator determines to be necessary or appropriate to (A) make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement or (B) effectuate the terms or intent of this Agreement; provided, however, that when required by Section 13.3 or any other provision of this Agreement that requires the consent of the Board of Directors or establishes a percentage of the Limited Partners or of the Limited Partners of any class or series required to take any action, the Board of Directors and the Liquidator may exercise the power of attorney made in this Section 2.6(a)(ii) only after the necessary consent of the Board of Directors or vote, consent or approval of the Limited Partners or of the Limited Partners of such class or series, as applicable.

Nothing contained in this Section 2.6(a) shall be construed as authorizing the Board of Directors to make an amendment to this Agreement except in accordance with Article XIII or as may be otherwise expressly provided for in this Agreement.

(b)    The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by law, not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Limited Partner and the transfer of all or any portion of such Limited Partner’s Partnership Interest and shall extend to such Limited Partner’s heirs, successors, assigns and personal representatives. Each such Limited Partner hereby agrees to be bound by any representation made by the Board of Directors, the Chairman of the Board of Directors, Vice Chairman of the Board of Directors, Chief Executive Officer or President of the Partnership or the Liquidator acting in good faith pursuant to such power of attorney; and each such Limited Partner, to the maximum extent permitted by law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the Board of Directors, the Chairman of the Board of Directors, Vice Chairman of the Board of Directors, Chief Executive Officer or President of the Partnership or the Liquidator taken in good faith under such power of attorney. Each Limited Partner shall execute and deliver to the Chairman of the Board of Directors, Vice Chairman of the Board of Directors, Chief Executive Officer or President of the Partnership or the Liquidator, within 15 days after receipt of the request therefor, such further designation, powers of attorney and other instruments as the Chairman of the Board of Directors, Vice Chairman of the Board of Directors, Chief Executive Officer or President of the Partnership or the Liquidator determines to be necessary or appropriate to effectuate this Agreement and the purposes of the Partnership.

Section 2.7    Term. The term of the Partnership commenced upon the filing of the Certificate of Limited Partnership in accordance with the Marshall Islands Act and shall continue in existence until the dissolution of the Partnership in accordance with the provisions of Article XII. The existence of the Partnership as a separate legal entity shall continue until the cancellation of the Certificate of Limited Partnership as provided in the Marshall Islands Act.

Section 2.8    Title to Partnership Assets. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner, one or more of its Affiliates or one or more nominees, as the Board of Directors may determine. The General Partner hereby declares and warrants that any Partnership assets for which record title is held in the name of the General Partner or one or more of its Affiliates or one or more nominees shall be held by the General Partner or such Affiliate or nominee for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use commercially reasonable efforts to cause record title to such assets (other than those assets in respect of which the Board of Directors determines that the expense and difficulty of conveyancing makes transfer of record title to the Partnership impracticable) to be vested in the Partnership as soon as reasonably practicable; and, provided further, that, prior to the withdrawal or removal of the General Partner or as soon thereafter as practicable, the General Partner shall use reasonable efforts to effect the transfer of record title to the Partnership and, prior to any such transfer, will provide for the use of such assets in a manner satisfactory to the Board of Directors. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which record title to such Partnership assets is held.

ARTICLE III

RIGHTS OF LIMITED PARTNERS

Section 3.1    Limitation of Liability. The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement or the Marshall Islands Act.

Section 3.2    Management of Business. No Limited Partner, in its capacity as such, shall participate in the operation, management or control (within the meaning of the Marshall Islands Act) of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership. Any action taken by any Affiliate of the General Partner or any officer, director, employee, manager, member, general partner, agent or trustee of the General Partner or any of its Affiliates, or any officer, director, employee, manager, member, general partner, agent or trustee of a Group Member, in its capacity as such, shall not be deemed to be participation in the control of the business of the Partnership by a limited partner of the Partnership (within the meaning of Section 30 of the Marshall Islands Act) and shall not affect, impair or eliminate the limitations on the liability of the Limited Partners under this Agreement.

Section 3.3    Outside Activities of the Limited Partners. Subject to the provisions of Section 7.13 and the Omnibus Agreement, which shall continue to be applicable to the Persons referred to therein, regardless of whether such Persons shall also be Limited Partners, any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership Group. Neither the Partnership nor any of the other Partners shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner.

Section 3.4    Rights of Limited Partners.

(a)    In addition to other rights provided by this Agreement or by applicable law, and except as limited by Section 3.4(b), each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner’s interest as a Limited Partner in the Partnership, upon reasonable written demand and at such Limited Partner’s own expense, to:

(i)    have furnished to him a current list of the name and last known business, residence or mailing address of each Partner;

(ii)    obtain true and full information regarding the amount of cash and a description and statement of the Net Agreed Value of any other Capital Contribution by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner;

(iii)    have furnished to him a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto, together with a copy of the executed copies of all powers of attorney pursuant to which this Agreement, the Certificate of Limited Partnership and all amendments thereto have been executed;

(iv)    obtain true and full information regarding the status of the business and financial condition of the Partnership Group; and

(v)    obtain such other information regarding the affairs of the Partnership as is just and reasonable.

(b)    The Board of Directors may keep confidential from the Limited Partners, for such period of time as the Board of Directors deems reasonable, (i) any information that the Board of Directors reasonably believes to be in the nature of trade secrets or (ii) other information the disclosure of which the Board of Directors in good faith believes (A) is not in the best interests of the Partnership Group, (B) could damage the Partnership Group or (C) that any Group Member is required by law or by agreement with any third party to keep confidential (other than agreements with Affiliates of the Partnership the primary purpose of which is to circumvent the obligations set forth in this Section 3.4).

ARTICLE IV

CERTIFICATES; RECORD HOLDERS; TRANSFER OF PARTNERSHIP INTERESTS

Section 4.1    Certificates. Notwithstanding anything otherwise to the contrary herein, unless the Board of Directors shall determine otherwise in respect of one or more classes of Partnership Securities, Partnership Securities shall not be evidenced by Certificates. Accordingly, any references in this Agreement, including in this Article IV, to Certificates shall be applicable only to the extent that the Board of Directors determines that one or more classes of Partnership Securities is to be evidenced by Certificates.

Certificates that may be issued may be executed on behalf of the Partnership by the General Partner (and by any appropriate officer of the General Partner on behalf of the General Partner) or any Officer. No Certificate evidencing Common Units shall be valid for any purpose until it has been countersigned by the Transfer Agent; provided, however, that if the Board of Directors elects to issue Common Units in global form, the Common Unit Certificates shall be valid upon receipt of a certificate from the Transfer Agent certifying that the Common Units have been duly registered in accordance with the directions of the Partnership.

Section 4.2    Mutilated, Destroyed, Lost or Stolen Certificates.

(a)    If any mutilated Certificate is surrendered to the Transfer Agent, the appropriate Officers on behalf of the Partnership shall execute, and the Transfer Agent shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number and type of Partnership Securities as the Certificate so surrendered.

(b)    The appropriate Officers on behalf of the Partnership shall execute and deliver, and the Transfer Agent shall countersign, a new Certificate in place of any Certificate previously issued if the Record Holder of the Certificate:

(i)    makes proof by affidavit, in form and substance satisfactory to the Partnership, that a previously issued Certificate has been lost, destroyed or stolen;

(ii)    requests the issuance of a new Certificate before the Partnership has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(iii)    if requested by the Partnership, delivers to the Partnership a bond, in form and substance satisfactory to the Partnership, with surety or sureties and with fixed or open penalty as the Board of Directors may direct to indemnify the Partnership, the Partners, the General Partner and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

(iv)    satisfies any other reasonable requirements imposed by the Board of Directors.

If a Limited Partner fails to notify the Partnership within a reasonable period of time after he has notice of the loss, destruction or theft of a Certificate, and a transfer of the Limited Partner Interests represented by the Certificate is registered before the Partnership, the General Partner or the Transfer Agent receives such notification, the Limited Partner shall be precluded from making any claim against the Partnership, the General Partner or the Transfer Agent for such transfer or for a new Certificate.

(c)    As a condition to the issuance of any new Certificate under this Section 4.2, the Partnership may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith.

Section 4.3    Record Holders. The Partnership shall be entitled to recognize the Record Holder as the Partner with respect to any Partnership Interest and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in, such Partnership Interest on the part of any other Person, regardless of whether the Partnership shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which such Partnership Interests are listed or admitted to trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Partnership Interests, as between the Partnership on the one hand, and such other Persons on the other, such representative Person shall be (a) the Record Holder of such Partnership Interest and (b) shall be bound by this Agreement and shall have the rights and obligations of a Partner hereunder and as, and to the extent, provided for herein.

Section 4.4    Transfer Generally.

(a)    The term “transfer,” when used in this Agreement with respect to a Partnership Interest, shall be deemed to refer to a transaction (i) by which the General Partner assigns its General Partner Interest to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise or (ii) by which the holder of a Limited Partner Interest assigns such Limited Partner Interest to another Person, including to another Person who is or becomes a Limited Partner, and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage.

(b)    No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article IV. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article IV shall be null and void.

(c)    Nothing contained in this Agreement shall be construed to prevent a disposition by any stockholder, member, partner or other owner of the General Partner of any or all of the shares of stock, membership interests, partnership interests or other ownership interests in the General Partner.

Section 4.5    Registration and Transfer of Limited Partner Interests.

(a)    The General Partner shall keep or cause to be kept on behalf of the Partnership a register in which, subject to such reasonable regulations as it may prescribe and subject to the provisions of Section 4.5(b), the Partnership will provide for the registration and transfer of Limited Partner Interests. The Transfer Agent is hereby appointed registrar and transfer agent for the purpose of registering Common Units and transfers of such Common Units as herein provided. The Partnership shall not recognize transfers of Certificates evidencing Limited Partner Interests unless such transfers are effected in the manner described in this Section 4.5. Upon surrender of a Certificate for registration of transfer of any Limited Partner Interests evidenced by a Certificate, and subject to the provisions of Section 4.5(b), the appropriate Officers on behalf of the Partnership shall execute and deliver, and in the case of Common Units, the Transfer Agent shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder’s instructions, one or more new Certificates evidencing the same aggregate number and type of Limited Partner Interests as was evidenced by the Certificate so surrendered.

(b)    The Partnership shall not recognize any transfer of Limited Partner Interests evidenced by a Certificate until the Certificates evidencing such Limited Partner Interests are surrendered for registration of transfer. No charge shall be imposed by the Partnership for such transfer; provided, however, that as a condition to the issuance of any new Certificate under this Section 4.5, the Partnership may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.

(c)    The General Partner and its Affiliates shall have the right at any time to transfer their Common Units to one or more Persons.

Section 4.6    Transfer of the General Partner’s General Partner Interest.

(a)    Subject to Section 4.6(b) below, the General Partner may transfer all or any of its General Partner Interest without Unitholder approval.

(b)    Notwithstanding anything herein to the contrary, no transfer by the General Partner of all or any part of its General Partner Interest to another Person shall be permitted unless (i) the transferee agrees to assume the rights and duties of the General Partner under this Agreement and to be bound by the provisions of this Agreement, (ii) the Partnership receives an Opinion of Counsel that such transfer would not result in the loss of limited liability of any Limited Partner or of any limited partner or member of any other Group Member and (iii) such transferee also agrees to accept and acquire all (or the appropriate portion thereof, if applicable) of the partnership or membership interest of the General Partner as the general partner or managing member, if any, of each other Group Member. In the case of a transfer pursuant to and in compliance with this Section 4.6, the transferee or successor (as the case may be) shall, subject to compliance with the terms of Section 10.3, be admitted to the Partnership as the General Partner immediately prior to the transfer of the General Partner Interest, and the business of the Partnership shall continue without dissolution.

Section 4.7    Restrictions on Transfers.

(a)    Except as provided in Section 4.7(b) below, but notwithstanding the other provisions of this Article IV, no transfer of any Partnership Interests shall be made if such transfer would (i) violate the then applicable U.S. federal or state securities laws, laws of the Republic of the Marshall Islands or rules and regulations of the Commission, any state securities commission or any other governmental authority with jurisdiction over such transfer or (ii) terminate the existence or qualification of the Partnership or any Group Member under the laws of the jurisdiction of its formation.

(b)    Nothing contained in this Article IV, or elsewhere in this Agreement, shall preclude the settlement of any transactions involving Partnership Interests entered into through the facilities of any National Securities Exchange on which such Partnership Interests are listed or admitted to trading.

ARTICLE V

CAPITAL CONTRIBUTIONS AND ISSUANCE OF PARTNERSHIP INTERESTS

Section 5.1    Initial General Partner Unit Issuances. In connection with the Conversion Transaction, the Partnership issued to Navios Maritime Holdings (or a designated wholly-owned subsidiary thereof), and Navios Maritime Holdings (or a designated wholly-owned subsidiary thereof) received, the General Partner Interest (represented by the General Partner Unit).

Section 5.2    Initial Limited Partner Unit Issuances; Initial Offering Unit Issuances.

(a)    Pursuant to the Conversion Transaction and in consideration of the exchange of Predecessor Shares, the Partnership issued to the holders of Predecessor Shares immediately prior to the Conversion Transaction (including Navios Maritime Holdings) an aggregate of [●] Common Units.

(b)    On the Closing Date and pursuant to the Underwriting Agreement, each Underwriter shall contribute to the Partnership cash in an amount equal to the Issue Price per Initial Common Unit, multiplied by the number of Common Units specified in the Underwriting Agreement to be purchased by such Underwriter at the Closing

Date. In exchange for such Capital Contributions by the Underwriters, the Partnership shall issue Common Units to each Underwriter on whose behalf such Capital Contribution is made in an amount equal to the number of Common Units specified in the Underwriting Agreement to be purchased by such Underwriter on the Closing Date.

(c)    Upon any exercise of the Underwriters’ Option, each Underwriter shall contribute to the Partnership cash in an amount equal to the Issue Price per Initial Common Unit, multiplied by the number of Common Units to be purchased by such Underwriter at the Option Closing Date. In exchange for such Capital Contributions by the Underwriters, the Partnership shall issue Common Units to each Underwriter on whose behalf such Capital Contribution is made in an amount equal to the quotient obtained by dividing (i) the cash contributions to the Partnership by or on behalf of such Underwriter by (ii) the Issue Price per Initial Common Unit.

(d)     No Limited Partner Interests will have been issued as of or at the Closing Date other than (i) the Common Units issuable pursuant to subparagraphs (a) and (b) of this Section 5.2 and (ii) if the Underwriters’ Option is exercised prior to the Closing Date the “Option Units,” as such term is used in the Underwriting Agreement, issuable upon exercise of the Underwriters’ Option pursuant to subparagraph (c) hereof.

Section 5.3    Interest and Withdrawal. No interest shall be paid by the Partnership on Capital Contributions. No Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the Partnership may be considered and permitted as such by law and then only to the extent provided for in this Agreement. Except to the extent expressly provided in this Agreement, no Partner shall have priority over any other Partner either as to the return of Capital Contributions or as to profits, losses or distributions.

Section 5.4    Issuances of Additional Partnership Securities.

(a)    The Partnership may issue additional Partnership Securities and options, rights, warrants and appreciation rights relating to the Partnership Securities for any Partnership purpose at any time and from time to time to such Persons for such consideration and on such terms and conditions as the Board of Directors shall determine, all without the approval of any Limited Partners, but subject to the approval of the General Partner in the case where issuances of equity are not reasonably expected to be accretive to equity within twelve months of issuance or which would otherwise have a material adverse impact on the General Partner or the General Partner Interest.

(b)    Each additional Partnership Security authorized to be issued by the Partnership pursuant to Section 5.4(a) may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of Partnership Securities) as shall be fixed by the Board of Directors, including (i) the right to share in Partnership distributions; (ii) the rights upon dissolution and liquidation of the Partnership; (iii) whether, and the terms and conditions upon which, the Partnership may or shall be required to redeem the Partnership Security (including sinking fund provisions); (iv) whether such Partnership Security is issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (v) the terms and conditions upon which each Partnership Security will be issued, evidenced by certificates and assigned or transferred; (vi) the method for determining the Percentage Interest as to such Partnership Security; and (vii) the right, if any, of each such Partnership Security to vote on Partnership matters, including matters relating to the relative rights, preferences and privileges of such Partnership Security.

(c)    The Board of Directors shall take all actions that it determines to be necessary or appropriate in connection with (i) each issuance of Partnership Securities and options, rights, warrants and appreciation rights relating to Partnership Securities pursuant to this Section 5.4, (ii) the issuance of the General Partner Interest (represented by the General Partner Unit) pursuant to the terms of the Conversion Transaction, (iii) the admission of additional Limited Partners and (iv) all additional issuances of Partnership Securities. The Board of Directors shall determine the relative rights, powers and duties of the holders of the Units or other Partnership Securities being so issued. The Board of Directors shall do all things necessary to comply with the Marshall Islands Act and is authorized and directed to do all things that it determines to be necessary or appropriate in connection with any future issuance of Partnership Securities pursuant to the terms of this Agreement, including compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency or any National Securities Exchange on which the Units or other Partnership Securities are listed or admitted to trading.

Section 5.5    Limitations on Issuance of Additional Partnership Securities. The Partnership may issue an unlimited number of Partnership Securities (or options, rights, warrants or appreciation rights related thereto) pursuant to Section 5.4 without the approval of the Limited Partners; provided, however, that no fractional units shall be issued by the Partnership.

Section 5.6    Limited Preemptive Right. No Person shall have any preemptive, preferential or other similar right with respect to the issuance of any Partnership Security, whether unissued, held in the treasury or hereafter created.

Section 5.7    Splits and Combinations.

(a)    Subject to Section 5.7(d), the Partnership may make a Pro Rata distribution of Partnership Securities to all Record Holders or may effect a subdivision or combination of Partnership Securities so long as, after any such event, each Partner shall have the same Percentage Interest in the Partnership as before such event, and any amounts calculated on a per Unit basis or stated as a number of Units are proportionately adjusted.

(b)    Whenever such a distribution, subdivision or combination of Partnership Securities is declared, the Board of Directors shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice thereof at least 20 days prior to such Record Date to each Record Holder as of a date not less than 10 days prior to the date of such notice. The Board of Directors also may cause a firm of independent public accountants selected by it to calculate the number of Partnership Securities to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The Board of Directors shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

(c)    Promptly following any such distribution, subdivision or combination, the Partnership may issue Certificates to the Record Holders of Partnership Securities as of the applicable Record Date representing the new number of Partnership Securities held by such Record Holders, or the Board of Directors may adopt such other procedures that it determines to be necessary or appropriate to reflect such changes. If any such combination results in a smaller total number of Partnership Securities Outstanding, the Partnership shall require, as a condition to the delivery to a Record Holder of such new Certificate, the surrender of any Certificate held by such Record Holder immediately prior to such Record Date.

(d)    The Partnership shall not issue fractional Units upon any distribution, subdivision or combination of Units. If a distribution, subdivision or combination of Units would result in the issuance of fractional Units but for the provisions of this Section 5.7(d), each fractional Unit shall be rounded to the nearest whole Unit (and a 0.5 Unit shall be rounded to the next higher Unit).

Section 5.8    Fully Paid and Non-Assessable Nature of Limited Partner Interests. All Limited Partner Interests issued pursuant to, and in accordance with the requirements of, this Article V shall be fully paid and non-assessable Limited Partner Interests in the Partnership, except as such non-assessability may be affected by the Marshall Islands Act.

ARTICLE VI

DISTRIBUTIONS

Section 6.1    Requirement and Characterization of Distributions.

(a)    Subject to the applicable provisions of the Marshall Islands Act, the Board of Directors may, in its sole discretion, at any time and from time to time, declare, make and pay distributions of cash or other assets of the Partnership to the Partners Pro Rata. Subject to the terms of any additional Partnership Securities, distributions shall be paid to the Partners in accordance with their respective Partnership Interests as of the Record Date selected by the Board of Directors. Notwithstanding anything otherwise to the contrary herein, the Partnership shall not make or pay any distributions of cash or other assets with respect to the General Partner Interest (represented by the General Partner Unit).

(b)    Notwithstanding Section 6.1(a), in the event of the dissolution and liquidation of the Partnership, all receipts received during or after the Quarter in which the Liquidation Date occurs shall be applied and distributed solely in accordance with, and subject to the terms and conditions of, Section 12.4.

Section 6.2    Distributions to Record Holders.    Each distribution in respect of a Partnership Interest shall be paid by the Partnership, directly or through the Transfer Agent or through any other Person or agent, only to the Record Holder of such Partnership Interest as of the Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the Partnership’s liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

ARTICLE VII

MANAGEMENT AND OPERATION OF BUSINESS

Section 7.1    Management.

(a)    The General Partner shall conduct, direct and manage all activities of the Partnership. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership shall be exclusively vested in the General Partner, and no Limited Partner or Assignee shall have any management power over the business and affairs of the Partnership. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or that are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Section 7.11, shall have full power and authority to do all things and on such terms as it determines to be necessary or appropriate to conduct the business of the Partnership, to exercise all powers set forth in Section 2.5 and to effectuate the purposes set forth in Section 2.4, including the following:

(i)    the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible into Partnership Securities, and the incurring of any other obligations;

(ii)    the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

(iii)    the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership (the matters described in this clause (iii) being subject, however, to any prior approval that may be required by Section 7.11);

(iv)    the use of the assets of the Partnership (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of the Partnership

Group; subject to Section 7.14(a), the lending of funds to other Persons (including other Group Members); the repayment or guarantee of obligations of the Partnership Group; and the making of capital contributions to any member of the Partnership Group;

(v)    the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Partnership under contractual arrangements to all or particular assets of the Partnership, with the other party to the contract to have no recourse against the General Partner or its assets other than its interest in the Partnership, even if same results in the terms of the transaction being less favorable to the Partnership than would otherwise be the case);

(vi)    the distribution of Partnership cash consistent with the determination of the Board of Directors;

(vii)    the selection and dismissal of employees, including employees of any Group Members, (including employees having titles such as “president,” “vice president,” “secretary” and “treasurer”) and agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring;

(viii)    the maintenance of insurance for the benefit of the Partnership Group and the Partners;

(ix)    the formation of, or acquisition of an interest in, and the contribution of property and the making of loans to, any further limited or general partnerships, joint ventures, corporations, limited liability companies or other relationships (including the acquisition of interests in, and the contributions of property to, any Group Member from time to time) subject to the restrictions set forth in Section 7.14;

(x)    the control of any matters affecting the rights and obligations of the Partnership, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration or mediation and the incurring of legal expense and the settlement of claims and litigation;

(xi)    the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(xii)    the entering into of listing agreements with any National Securities Exchange and the delisting of some or all of the Limited Partner Interests from, or requesting that trading be suspended on, any such exchange (subject to any prior approval that may be required under this Agreement);

(xiii)    unless restricted or prohibited by Section 5.5, the purchase, sale or other acquisition or disposition of Partnership Securities, or the issuance of additional options, rights, warrants and appreciation rights relating to Partnership Securities;

(xiv)    the undertaking of any action in connection with the Partnership’s participation in any Group Member; and

(xv)    the entering into of agreements with any of its Affiliates to render services to a Group Member or to itself in the discharge of its duties as General Partner of the Partnership.

(b)    Notwithstanding any other provision of this Agreement, any Group Member Agreement, the Marshall Islands Act or any applicable law, rule or regulation, each of the Partners and the Assignees and each other Person who may acquire an interest in Partnership Securities hereby (i) approves, ratifies and confirms the execution, delivery and performance by the parties thereto of this Agreement, any Group Member Agreement of any other Group Member and the other agreements described in or filed as exhibits to the Registration Statement that are related to the transactions contemplated by the Registration Statement; (ii) agrees that the General Partner (on its own or through any officer of the Partnership) is authorized to execute, deliver and perform the agreements referred to in clause (i) of this sentence and the other agreements, acts, transactions and matters described in or contemplated by the Registration Statement on behalf of the Partnership without any further act, approval or vote of the Partners or the Assignees or the other Persons who may acquire an interest in Partnership Securities; and (iii) agrees that the execution, delivery or performance by the General Partner, any Group Member or any Affiliate of any of them of this Agreement or any agreement authorized or permitted under this

Agreement (including the exercise by the General Partner or any Affiliate of the General Partner of the rights accorded pursuant to Article XVI) shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement (or any other agreements) or of any duty stated or implied by law or equity.

Section 7.2    The Board of Directors; Election and Appointment; Term; Manner of Acting.

(a)    Upon the Closing Date, the Board of Directors shall consist of seven individuals, all of whom shall be Appointed Directors. Following the first annual meeting of Unitholders after the Closing Date, the Board of Directors shall consist of seven individuals, three of which are Appointed Directors and four of which are Elected Directors. The Elected Directors shall be divided into three classes: Class I, comprising two Elected Directors, Class II, comprising one Elected Director, and Class III, comprising one Elected Director. The vacancy among the Appointed Directors shall be filled as if an Appointed Director had resigned, in accordance with Section 7.6. The successors of the initial members of the Board of Directors shall be appointed or elected, as the case may be, as follows:

(i)    The Appointed Directors shall be appointed by the General Partner on the date of the 2019 Annual Meeting and each Appointed Director shall hold office until his or her successor is duly appointed by the General Partner and qualified or until his or her earlier death, resignation or removal; and

(ii)    The Class I Elected Directors shall be elected at the 2019 Annual Meeting for a one-year term expiring on the date of the first succeeding Annual Meeting, the Class II Elected Director shall be elected at the 2019 Annual Meeting for a two-year term expiring on the second succeeding Annual Meeting and the Class III Elected Directors shall be elected at the 2019 Annual Meeting for a three-year term expiring on the third succeeding Annual Meeting, in each case by a plurality of the votes of the Outstanding Common Units present in person or represented by proxy at the Annual Meeting with each Outstanding Common Unit having one vote. At each Annual Meeting after the 2019 Annual Meeting, Elected Directors so classified who are elected to replace those whose terms expire at such Annual Meeting shall be elected to hold office until the third succeeding Annual Meeting.

(b)    Except as provided in paragraph (a)(ii) above with respect to Elected Directors elected at the 2019 Annual Meeting, each member of the Board of Directors appointed or elected, as the case may be, at an Annual Meeting shall hold office until the third succeeding Annual Meeting and until his or her successor is duly elected or appointed, as the case may be, and qualified, or until his or her earlier death, resignation or removal.

(c)    Each member of the Board of Directors shall have one vote. The vote of the majority of the members of the Board of Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. A majority of the number of members of the Board of Directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than a quorum is present at a meeting, a majority of the members of the Board of Directors present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 7.3    Nominations of Elected Directors. The Board of Directors shall be entitled to nominate individuals to stand for election as Elected Directors at an Annual Meeting. In addition, any Limited Partner or Group of Limited Partners that beneficially owns 25% or more of the Outstanding Common Units shall be entitled to nominate one or more individuals to stand for election as Elected Directors at an Annual Meeting by providing written notice thereof to the Board of Directors not more than 120 days and not less than 90 days prior to the date of such Annual Meeting; provided, however, that in the event that the date of the Annual Meeting was not publicly announced by the Partnership by mail, press release or otherwise more than 100 days prior to the date of such meeting, such notice, to be timely, must be delivered to the Board of Directors not later than the close of business on the tenth day following the date on which the date of the Annual Meeting was announced. Such notice shall set forth (i) the name and address of the Limited Partner or Limited Partners making the nomination or nominations, (ii) the number of Common Units beneficially owned by such Limited Partner or Limited Partners, (iii) such information regarding the nominee(s) proposed by the Limited Partner or Limited Partners as would be required to be included in a proxy statement relating to the solicitation of proxies for the election of directors filed pursuant to the proxy rules of the Commission had the nominee(s) been nominated or intended to be nominated to the Board of Directors, (iv) the written consent of each nominee to serve as a member of the Board of Directors if so elected and (v) a certification that such nominee(s) qualify as Elected Directors.

Section 7.4    Removal of Members of Board of Directors. Members of the Board of Directors may only be removed as follows:

(a)    Any Appointed Director may be removed at any time (i) without Cause, only by the General Partner and (ii) with Cause, by (x) the General Partner, (y) by the affirmative vote of the holders of a majority of the Outstanding Common Units, voting as a single class, at a properly called meeting of the Limited Partners or (z) by the affirmative vote of a majority of the other members of the Board of Directors.

(b)    Any and all of the Elected Directors may be removed at any time (i) without Cause, only by the affirmative vote of a majority of the other members of the Board of Directors and (ii) with Cause, by (x) the affirmative vote of a majority of the other members of the Board of Directors or (y) by the affirmative vote of the holders of a majority of the Outstanding Common Units at a properly called meeting of the Limited Partners.

Section 7.5    Resignations of Members of the Board of Directors. Any member of the Board of Directors may resign at any time by giving written notice to the Board of Directors. Such resignation shall take effect at the time specified therein.

Section 7.6    Vacancies on the Board of Directors. Vacancies on the Board of Directors may be filled only as follows:

(a)    If any Appointed Director is removed, resigns or is otherwise unable to serve as a member of the Board of Directors, the General Partner shall, in its sole discretion, appoint an individual to fill the vacancy.

(b)    If any Elected Director is removed, resigns or is unable to serve as a member of the Board of Directors, the vacancy shall be filled by a majority of the Elected Directors then serving.

(c)    A director appointed or elected pursuant to this Section 7.6 to fill a vacancy shall be appointed or elected, as the case may be, for no more than the unexpired term of his or her predecessor in office.

Section 7.7    Meetings; Committees; Chairman.

(a)    Regular meetings of the Board of Directors shall be held at such times and places as shall be designated from time to time by resolution of the Board of Directors. Notice of such regular meetings shall not be required. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors and shall be called by the Secretary upon the written request of two members of the Board of Directors, on at least 48 hours prior written notice to the other members. Any such notice, or waiver thereof, need not state the purpose of such meeting except as may otherwise be required by law. Attendance of a member of the Board of Directors at a meeting (including pursuant to the penultimate sentence of this Section 7.7(a)) shall constitute a waiver of notice of such meeting, except where such member attends the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by all the members of the Board of Directors. Members of the Board of Directors may participate in and hold meetings by means of conference telephone, videoconference or similar communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in such meetings shall constitute presence in person at the meeting. The Board of Directors may establish any additional rules governing the conduct of its meetings that are not inconsistent with the provisions of this Agreement.

(b)    The Board of Directors shall appoint the Audit Committee to consist of a minimum of three of the Elected Directors then in office, and the Conflicts Committee to consist of a minimum of three of the Elected Directors then in office. The Audit Committee and the Conflicts Committee shall, in each case, perform the functions delegated to it pursuant to the terms of this Agreement and such other matters as may be delegated to it from time to time by resolution of the Board of Directors. The Board of Directors, by a majority of the whole Board of Directors, may appoint one or more additional committees of the Board of Directors, including an executive committee to consist of one or more members of the Board of Directors, which committee(s) shall have and may exercise such of the powers and authority of the Board of Directors (including in respect of Section 7.1) with respect to the management of the business and affairs of the Partnership as may be provided in a resolution of the Board of Directors. Any committee designated pursuant to this Section 7.7(b) shall choose its own chairman, shall keep regular minutes of its proceedings and report the same to the Board of Directors when requested, shall fix its own rules or procedures and shall meet at such times and at such place or places as may be provided by such rules or by resolution of such committee or resolution of the Board of Directors. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum and the affirmative vote of a majority of the members present shall be necessary for the taking of any action. Subject to the first sentence of this Section 7.7(b), the Board of Directors may designate one or more members of the Board of Directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of such committee. Subject to the first sentence of this Section 7.7(b), in the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

(c)    The Appointed Directors may designate one of the members of the Board of Directors as Chairman of the Board of Directors. The Chairman of the Board of Directors, if any, and if present and acting, shall preside at all meetings of the Board of Directors. In the absence of the Chairman of the Board of Directors, another member of the Board of Directors chosen by the Appointed Directors shall preside. If, at any time, in accordance with Section 7.2(b), the Board of Directors consists solely of Elected Directors, the Board of Directors may elect one of its members as Chairman of the Board of Directors and shall, in the absence of the Chairman of the Board of Directors at a meeting of the Board of Directors, choose another member of the Board of Directors to preside at the meeting.

Section 7.8    Officers.

(a)    The Board of Directors, as set forth below, shall appoint agents of the Partnership, referred to as “Officers” of the Partnership as described in this Section 7.8. Unless provided otherwise by resolution of the Board of Directors, the Officers shall have the titles, power, authority and duties described below in this Section 7.8.

(b)    The Officers of the Partnership shall be the Chairman of the Board of Directors (unless the Board of Directors provides otherwise), Executive Vice Chairman or Vice Chairman of the Board of Directors (unless the Board of Directors provides otherwise), the Chief Executive Officer, the President and any and all Vice Presidents, the Secretary and any and all Assistant Secretaries and any Treasurer and any and all Assistant Treasurers and any other Officers appointed pursuant to Section 7.8(k). There shall be appointed from time to time, in accordance with this Section 7.8, such Vice Presidents, Secretaries, Assistant Secretaries, Treasurers and Assistant Treasurers as the Board of Directors may desire. Any person may hold two or more offices.

(c)    The Officers shall be appointed by the Board of Directors at such time and for such terms as the Board of Directors shall determine. Any Officer may be removed, with or without Cause, only by the Board of Directors. Vacancies in any office may be filled only by the Board of Directors.

(d)    The Board of Directors may elect one of its members as the Chairman of the Board of Directors. Unless the Board of Directors provides otherwise, the Chairman of the Board of Directors shall be an Officer of the Partnership and shall have the powers, duties and authorities assigned by the Board of Directors.

(e)    The Board of Directors may elect one of its members as Executive Vice Chairman or Vice Chairman of the Board of Directors. Unless the Board of Directors provides otherwise, the Executive Vice Chairman or Vice Chairman of the Board of Directors, as the case may be, shall be an Officer of the Partnership and shall have the powers, duties and authority of the chief executive officer of the Partnership and, as such, shall be responsible for the general and active management and direction of the Partnership and shall see that all orders and resolutions of the Board of Directors are carried into effect.

(f)    Subject to the limitations imposed by this Agreement, any employment agreement, any employee plan or any determination of the Board of Directors, the Chief Executive Officer, subject to the direction of the Board of Directors, shall have the powers, duties and authority of the chief executive officer of the Partnership and, as such, shall be responsible for the management of the business and affairs of the Partnership, its other Officers, employees and agents, shall supervise generally the affairs of the Partnership and shall have full authority to execute all documents and take all actions that the Partnership may legally take. The Chief Executive Officer shall exercise such other powers and perform such other duties as may be assigned to him by this Agreement or the Board of Directors, including any duties and powers stated in any employment agreement approved by the Board of Directors.

(g)    Subject to the limitations imposed by this Agreement, any employment agreement, any employee plan or any determination of the Board of Directors, the President, subject to the direction of the Chief Executive Officer and the Board of Directors, shall have the powers, duties and authority of the chief operating officer of the Partnership and, as such, shall be responsible for the direction of the day-to-day operations of the Partnership. In the absence of the Chief Executive Officer, the President shall have all of the powers and duties conferred upon the Chief Executive Officer, including the same power as the Chief Executive Officer to execute documents on behalf of the Partnership. The President shall exercise such other powers and perform such other duties as may be assigned to him by the Chief Executive Officer, this Agreement, or the Board of Directors, including any duties and powers stated in any employment agreement approved by the Board of Directors.

(h)    In the absence of the President, each Vice President appointed by the Board of Directors shall have all of the powers and duties conferred upon the President, including the same power as the President to execute documents on behalf of the Partnership. Each such Vice President shall perform such other duties and may exercise such other powers as may from time to time be assigned to him by the Board of Directors or the President.

(i)    The Secretary shall record or cause to be recorded in books provided for that purpose the minutes of the meetings or actions of the Board of Directors and Unitholders, shall see that all notices are duly given in accordance with the provisions of this Agreement and as required by law, shall be custodian of all records (other than financial), shall see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed, and, in general, shall perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned to him by this Agreement, the Board of Directors or the President. The Assistant Secretaries shall exercise the powers of the Secretary during that Officer’s absence or inability or refusal to act.

(j)    The Treasurer shall keep or cause to be kept the books of account of the Partnership and shall render statements of the financial affairs of the Partnership in such form and as often as required by this Agreement, the Board of Directors or the President. The Treasurer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the Partnership. The Treasurer shall perform all other duties commonly incident to his or her office and shall perform such other duties and have such other powers as this Agreement, the Board of Directors or the President, shall designate from time to time. The Assistant Treasurers shall exercise the power of the Treasurer during that Officer’s absence or inability or refusal to act. Each of the Assistant Treasurers shall possess the same power as the Treasurer to sign all certificates, contracts, obligations and other instruments of the Partnership. If no Treasurer or Assistant Treasurer is appointed and serving or in the absence of the appointed Treasurer and Assistant Treasurer, the Vice President and Chief Financial Officer, or such other Officer as the Board of Directors shall select, shall have the powers and duties conferred upon the Treasurer.

(k)    The Board of Directors may appoint such other Officers and agents as may from time to time appear to be necessary or advisable in the conduct of the affairs of the Partnership, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

(l)    The Board of Directors may grant powers of attorney or other authority as appropriate to establish and evidence the authority of the Officers and other Persons.

(m)    Unless otherwise provided by resolution of the Board of Directors, no Officer shall have the power or authority to delegate to any Person such Officer’s rights and powers as an Officer to manage the business and affairs of the Partnership.

Section 7.9    Compensation of Directors. The members of the Board of Directors who are not employees of the Partnership, the General Partner or its Affiliates shall receive such compensation for their services as members of the Board of Directors or members of a committee of the Board of Directors shall determine. In addition, the members of the Board of Directors shall be entitled to be reimbursed for out-of-pocket costs and expenses incurred in the course of their service hereunder.

Section 7.10    Certificate of Limited Partnership. The General Partner has caused the Certificate of Limited Partnership to be filed with the Registrar of Corporations of the Marshall Islands as required by the Marshall Islands Act. The General Partner shall use all commercially reasonable efforts to cause to be filed such other certificates or documents that the Board of Directors determines to be necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership or other entity in which the limited partners have limited liability) in the Marshall Islands or any other jurisdiction in which the Partnership may elect to do business or own property. To the extent the Board of Directors determines such action to be necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate of Limited Partnership and do all things to maintain the Partnership as a limited partnership (or a partnership or other entity in which the limited partners have limited liability) under the laws of the Marshall Islands or of any other jurisdiction in which the Partnership may elect to do business or own property. Subject to the terms of Section 3.4(a), the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Limited Partnership, any qualification document or any amendment thereto to any Limited Partner.

Section 7.11    Restrictions on the Authority of the Board of Directors and the General Partner.

(a)    Except as otherwise provided in this Agreement, neither the Board of Directors nor the General Partner may, without written approval of the specific act by holders of all of the Outstanding Limited Partner Interests or by other written instrument executed and delivered by holders of all of the Outstanding Limited Partner Interests subsequent to the date of this Agreement, take any action in contravention of this Agreement.

(b)    Except as provided in Articles XII and XIV, the Board of Directors may not sell, exchange or otherwise dispose of all or substantially all of the assets of the Partnership Group, taken as a whole, in a single transaction or a series of related transactions (including by way of merger, consolidation, other combination or sale of ownership interests in the Partnership’s Subsidiaries) or dissolve the Partnership without the approval of holders of a Unit Majority and the General Partner; provided, however, that this provision shall not preclude or limit the ability of the Board of Directors to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of the Partnership Group and shall not apply to any forced sale of any or all of the assets of the Partnership Group pursuant to the foreclosure of, or other realization upon, any such encumbrance. The transfer of the General Partner Interest to and the election of a successor general partner of the Partnership shall be made in accordance with Sections 4.6, 11.1 and 11.2.

Section 7.12    Reimbursement of the General Partner.

(a)    Except as provided in this Section 7.12 and elsewhere in this Agreement, the General Partner shall not be compensated for its services as a general partner or managing member of any Group Member.

(b)    The General Partner shall be reimbursed on a monthly basis, or such other basis as the Board of Directors may determine, for any direct and indirect expenses it incurs that are allocable to the Partnership Group or payments it makes on behalf of the Partnership Group (including salary, bonus, incentive compensation and other amounts paid to any Person, including Affiliates of the General Partner, to perform services for the Partnership or for the General Partner in the discharge of its duties to the Partnership Group, which amounts shall also include reimbursement for any Common Units purchased to satisfy obligations of the Partnership under any of its equity compensation plans). The Board of Directors shall determine the expenses that are allocable to the Partnership Group. Reimbursements pursuant to this Section 7.12 shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to Section 7.15.

(c)    The Board of Directors, without the approval of the Limited Partners (who shall have no right to vote in respect thereof), may propose and adopt on behalf of the Partnership employee benefit plans, employee programs and employee practices (including plans, programs and practices involving the issuance of Partnership Securities or options to purchase or rights, warrants or appreciation rights relating to Partnership Securities), or cause the Partnership to issue Partnership Securities in connection with, or pursuant to, any employee benefit plan, employee program or employee practice maintained or sponsored by the Partnership, the General Partner or any of its Affiliates, in each case for the benefit of employees of the Partnership, the General Partner, any Group Member or any Affiliate thereof, or any of them, in respect of services performed, directly or indirectly, for the benefit of the Partnership Group. The Partnership agrees to issue and sell to the General Partner or any of its Affiliates any Partnership Securities that the General Partner or such Affiliates are obligated to provide to any employees pursuant to any such employee benefit plans, employee programs or employee practices. Expenses incurred by the General Partner in connection with any such plans, programs and practices (including the net cost to the General Partner or such Affiliates of Partnership Securities purchased by the General Partner or such Affiliates from the Partnership or in the open market to fulfill options or awards under such plans, programs and practices) shall be reimbursed in accordance with Section 7.12(b). Any and all obligations of the General Partner under any employee benefit plans, employee programs or employee practices adopted by the General Partner as permitted by this Section 7.12(c) shall constitute obligations of the General Partner hereunder and shall be assumed by any successor General Partner approved pursuant to Sections 11.1 or 11.2 or the transferee of or successor to all of the General Partner’s General Partner Interest pursuant to Section 4.6.

Section 7.13    Outside Activities.

(a)    After the Closing Date, the General Partner, for so long as it is the General Partner of the Partnership (i) agrees that its sole business will be to act as a general partner or managing member, as the case may be, of the Partnership and any other partnership or limited liability company of which the Partnership is, directly or indirectly, a partner or member and to undertake activities that are ancillary or related thereto (including being a limited partner in the Partnership), (ii) shall not engage in any business or activity or incur any debts or liabilities except in connection with or incidental to (A) its performance as general partner or managing member, if any, of one or more Group Members or as described in or contemplated by the Registration Statement or (B) the acquiring, owning or disposing of debt or equity securities in any Group Member and (iii) except to the extent permitted in the Omnibus Agreement, shall not acquire or own Vessel Assets (as such term is defined in the Omnibus Agreement).

(b)    Navios Maritime Acquisition, Navios Maritime Holdings, Navios Maritime Partners, Navios Maritime Midstream Partners, the Predecessor, the Partnership, the General Partner and Navios Partners Containers Finance Inc. have entered into the Omnibus Agreement, which agreement sets forth certain restrictions on the ability of Navios Maritime Holdings and certain of its Affiliates to acquire or own Vessel Assets (as such term is defined in the Omnibus Agreement). The Omnibus Agreement may be amended by the General Partner.

(c)    Except as specifically restricted by Section 7.13(a) or the Omnibus Agreement, each Indemnitee (other than the General Partner) shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by any Group Member, independently or with others, including business interests and activities in direct competition with the business and activities of any Group Member, and none of the same shall constitute a breach of this Agreement or any duty expressed or implied by law to any Group Member or any Partner. Notwithstanding anything to the contrary in this Agreement, (i) the possessing of competitive interests and engaging in competitive activities by any Indemnitees (other than the General Partner) in accordance with the provisions of this Section 7.13 is hereby approved by the Partnership and all Partners and (ii) it shall be deemed not to be a breach of any fiduciary duty or any other obligation of any type whatsoever of the General Partner or of any Indemnitee for the Indemnitees (other than the General Partner) to engage in such business interests and activities in preference to or to the exclusion of the Partnership.

(d)    Notwithstanding anything to the contrary in this Agreement, the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to an Indemnitee (including the General Partner) and, subject to the terms of Section 7.13(a), Section 7.13(b), Section 7.13(c) and the Omnibus Agreement, no Indemnitee (including the General Partner) who acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Partnership shall have any duty to communicate or offer such opportunity to the Partnership, and, subject to the terms of Section 7.13(a), Section 7.13(b), Section 7.13(c) and the Omnibus Agreement, such Indemnitee (including the General Partner) shall not be liable to the Partnership, to any Limited Partner or any other Person for breach of any fiduciary or other duty by reason of the fact that such Indemnitee (including the General Partner) pursues or acquires such opportunity for itself, directs such opportunity to another Person or does not communicate such opportunity or information to the Partnership.

(e)    The General Partner and each of its Affiliates may acquire Units or other Partnership Securities in addition to those acquired on the Closing Date and, except as otherwise provided in this Agreement, shall be entitled to exercise, at their option, all rights relating to all Units or other Partnership Securities acquired by them. The term “Affiliates” as used in this Section 7.13(e) with respect to the General Partner shall not include any Group Member.

(f)    The General Partner may make contributions to the Partnership and share in the profits, losses and distributions from the Partnership in its capacity as a Limited Partner. Except as otherwise provided in this Agreement, the General Partner has the rights and powers, and is subject to the restrictions, of a Limited Partner to the extent of its participation in the Partnership is as a Limited Partner and may act in its capacity as a Limited Partner in accordance with this Agreement.

Section 7.14    Loans from the General Partner; Loans or Contributions from the Partnership or Group Members.

(a)    The General Partner or any of its Affiliates may lend to and/or borrow from any Group Member, and any Group Member may lend to and/or borrow from the General Partner or any of its Affiliates, funds needed or desired by the Group Member for such periods of time and in such amounts as the General Partner and the Board of Directors may determine; provided, however, that in any such case the lending party may not charge the borrowing party interest at a rate greater than the rate that would be charged the borrowing party or impose terms less favorable to the borrowing party than would be charged or imposed on the borrowing party by unrelated lenders on comparable loans made on an arms’-length basis (without reference to the lending party’s financial abilities or guarantees), all as determined by the General Partner and the Board of Directors. The borrowing party shall reimburse the lending party for any costs (other than any additional interest costs) incurred by the lending party in connection with the borrowing of such funds. For purposes of this Section 7.14(a), Section 7.14(b) and Section 7.14(c), the term “Group Member” shall include any Affiliate of a Group Member that is controlled by the Group Member.

(b)    The Partnership may lend or contribute to any Group Member, and any Group Member may borrow from the Partnership, funds on terms and conditions determined by the Board of Directors.

(c)    No borrowing by any Group Member or the approval thereof by the General Partner or the Board of Directors shall be deemed to constitute a breach of any duty, expressed or implied, of the General Partner or its Affiliates or the Board of Directors to the Partnership or the Limited Partners by reason of the fact that the purpose or effect of such borrowing is directly or indirectly to enable distributions to the General Partner or its Affiliates (including in their capacities as Limited Partners) to exceed the General Partner’s Percentage Interest of the total amount distributed to all partners.

Section 7.15    Indemnification.

(a)    To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee; provided, however, that the Indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 7.15, the Indemnitee acted in bad faith or engaged in fraud or willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful; and, provided further, that no indemnification pursuant to this Section 7.15 shall be available to the General Partner or its Affiliates (other than a Group Member) with respect to its or their obligations incurred pursuant to the Underwriting Agreement and the Omnibus Agreement. Any indemnification pursuant to this Section 7.15 shall be made out of the assets of the Partnership, it being agreed that the General Partner shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate such indemnification.

(b)    To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 7.15(a) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to a determination that the Indemnitee is not entitled to be indemnified upon receipt by the Partnership of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized, in this Section 7.15.

(c)    The indemnification provided by this Section 7.15 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the holders of Outstanding Limited Partner Interests, as a matter of law or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

(d)    The Partnership may purchase and maintain (or reimburse the General Partner or its Affiliates for the cost of) insurance, on behalf of the Board of Directors and the General Partner, its Affiliates and such other Persons as the Board of Directors shall determine, against any liability that may be asserted against, or expense that may be incurred by, such Person in connection with the Partnership’s activities or such Person’s activities on behalf of the Partnership, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement or law.

(e)    For purposes of this Section 7.15, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by the Indemnitee of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute “fines” within the meaning of Section 7.15(a); and action taken or omitted by the Indemnitee with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the best interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is in the best interests of the Partnership.

(f)    In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g)    An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.15 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h)    The provisions of this Section 7.15 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

No amendment, modification or repeal of this Section 7.15 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Partnership, nor the obligations of the Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Section 7.15 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 7.16    Liability of Indemnitees.

(a)    Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Partnership, the Limited Partners or any other Persons who have acquired interests in the Partnership Securities, for losses sustained or liabilities incurred as a result of any act or omission of an Indemnitee unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the Indemnitee acted in bad faith or engaged in fraud or willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was criminal.

(b)    Subject to their obligations and duties as members of the Board of Directors or the General Partner, respectively, set forth in Section 7.1(a), members of the Board of Directors and the General Partner may exercise any of the powers granted to them and perform any of the duties imposed upon them hereunder either directly or by or through its agents, and the members of the Board of Directors and the General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the Board of Directors or the General Partner in good faith.

(c)    To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to the Partners, the General Partner and any other Indemnitee acting in connection with the Partnership’s business or affairs shall not be liable to the Partnership or to any Partner for its good faith reliance on the provisions of this Agreement.

(d)    Any amendment, modification or repeal of this Section 7.16 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the Indemnitees under this Section 7.16 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 7.17    Resolution of Conflicts of Interest; Standards of Conduct and Modification of Duties.

(a)    Unless otherwise expressly provided in this Agreement or any Group Member Agreement, whenever a potential conflict of interest exists or arises between the General Partner or any of its Affiliates, or any member of the Board of Directors, on the one hand, and the Partnership, any Group Member or any Partner, on the other, any resolution or course of action in respect of such conflict of interest shall be permitted and deemed approved by all Partners, and shall not constitute a breach of this Agreement, of any Group Member Agreement, of any agreement contemplated herein or therein, or of any duty stated or implied by law or equity, if the resolution or course of action in respect of such conflict of interest is (i) approved by Special Approval, (ii) approved by the vote of a majority of the Common Units (excluding Common Units owned by the General Partner and its Affiliates), (iii) on terms no less favorable to the Partnership than those generally being provided to or available from unrelated third parties or (iv) fair and reasonable to the Partnership, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership). The General Partner and the Board of Directors may but shall not be required in connection with the resolution of such conflict of interest to seek Special Approval of such resolution, and the General Partner or the Board of Directors, as the case may be, may also adopt a resolution or course of action that has not received Special Approval. If Special Approval is not sought and the Board of Directors determines that the resolution or course of action taken with respect to a conflict of interest satisfies either of the standards set forth in clauses (iii) or (iv) above, then it shall be presumed that, in making its decision the Board of Directors, acted in good faith, and in any proceeding brought by any Limited Partner or by or on behalf of such Limited Partner or any other Limited Partner or the Partnership challenging such approval, the Person bringing or prosecuting such proceeding shall have the burden of overcoming such presumption. Notwithstanding anything to the contrary in this Agreement, the existence of the conflicts of interest described in the Registration Statement are hereby approved by all Partners.

(b)    Whenever the General Partner makes a determination or takes or declines to take any other action, or any of its Affiliates causes it to do so, in its capacity as the general partner of the Partnership as opposed to in its individual capacity, whether under this Agreement, any Group Member Agreement or any other agreement contemplated hereby or otherwise, then, unless another express standard is provided for in this Agreement, the General Partner, or such Affiliates causing it to do so, shall make such determination or take or decline to take such other action in good faith and shall not be subject to any other or different standards imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Marshall Islands Act or any other law, rule or regulation or at equity. In order for a determination or other action to be in “good faith” for purposes of this Agreement, the Person or Persons making such determination or taking or declining to take such other action must reasonably believe that the determination or other action is in the best interests of the Partnership, unless the context otherwise requires.

(c)    Whenever the General Partner makes a determination or takes or declines to take any other action, or any of its Affiliates causes it to do so, in its individual capacity as opposed to in its capacity as the general partner of the Partnership, whether under this Agreement, any Group Member Agreement or any other agreement contemplated hereby or otherwise, then the General Partner, or such Affiliates causing it to do so, are entitled to make such determination or to take or decline to take such other action free of any fiduciary duty or obligation whatsoever to the Partnership or any Limited Partner, and the General Partner, or such Affiliates causing it to do so, shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Marshall Islands Act or any other law, rule or regulation or at equity. By way of illustration and not of limitation, whenever the phrase, “at the option of the General Partner,” or some variation of that phrase, is used in this Agreement, it indicates that the General Partner is acting in its individual capacity. For the avoidance of doubt, whenever the General Partner votes or transfers its Units or the General Partner Unit , to the extent permitted under this Agreement, or refrains from voting or transferring its Units or the General Partner Unit, as appropriate, it shall be acting in its individual capacity. The General Partner’s organizational documents may provide that determinations to take or decline to take any action in its individual, rather than representative, capacity may or shall be determined by its members, if the General Partner is a limited liability company, stockholders, if the General Partner is a corporation, or the members or stockholders of the General Partner’s general partner, if the General Partner is a limited partnership.

(d)    Whenever the Board of Directors makes a determination or takes or declines to take any other action, whether under this Agreement, any Group Member Agreement or any other agreement contemplated hereby or otherwise, then, unless another express standard is provided for in this Agreement, the Board of Directors, shall make such determination or take or decline to take such other action in good faith and shall not be subject to any other or different standards imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Marshall Islands Act or any other law, rule or regulation or at equity. In order for a determination or other action to be in “good faith” for purposes of this Agreement, the Person or Persons making such determination or taking or declining to take such other action must reasonably believe that the determination or other action is in the best interests of the Partnership, unless the context otherwise requires.

(e)    Notwithstanding anything to the contrary in this Agreement, neither the Board of Directors nor the General Partner and its Affiliates shall have a duty or obligation, express or implied, to (i) sell or otherwise dispose of any asset of the Partnership Group other than in the ordinary course of business or (ii) permit any Group Member to use any facilities or assets of the General Partner and its Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use. Any determination by the Board of Directors or the General Partner or any of its Affiliates to enter into such contracts shall, in each case, be at their option.

(f)    Except as expressly set forth in this Agreement, neither the General Partner nor the Board of Directors or any other Indemnitee shall have any duties or liabilities, including fiduciary duties, to the Partnership or any Limited Partner and the provisions of this Agreement, to the extent that they restrict, eliminate or otherwise modify the duties and liabilities, including fiduciary duties, of the Board of Directors or the General Partner or any other Indemnitee otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of the Board of Directors or the General Partner or such other Indemnitee.

(g)    The Unitholders hereby authorize the Board of Directors, on behalf of the Partnership as a partner or member of a Group Member, to approve of actions by the general partner or managing member of such Group Member similar to those actions permitted to be taken by the Board of Directors pursuant to this Section 7.17.

Section 7.18    Other Matters Concerning the General Partner and the Board of Directors.

(a)    The General Partner and the Board of Directors may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b)    The General Partner and the Board of Directors may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by either of them, and any act taken or omitted to be taken in reliance upon the advice or opinion (including an Opinion of Counsel) of such Persons as to matters that the General Partner or the Board of Directors reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such advice or opinion.

(c)    The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers, a duly appointed attorney or attorneys-in-fact or the duly authorized officers of the Partnership.

Section 7.19    Purchase or Sale of Partnership Securities. The Board of Directors may cause the Partnership to purchase or otherwise acquire Partnership Securities. As long as Partnership Securities are held by any Group Member, such Partnership Securities shall not be considered Outstanding for any purpose, except as otherwise provided herein. The General Partner or any Affiliate of the General Partner may purchase or otherwise acquire and sell or otherwise dispose of Partnership Securities for its own account, subject to the provisions of Articles IV and X.

Section 7.20    Registration Rights of the General Partner and its Affiliates.

(a)    At any time after the of the Closing Date, if any of the General Partner, Angeliki Frangou or any Person who was an Affiliate of the General Partner or Angeliki Frangou on or after the date of this Agreement (each, a “Holder”) (i) holds Partnership Securities that it desires to sell and (ii) Rule 144 of the Securities Act (or any successor rule or regulation to Rule 144) or another exemption from registration is not available to enable such holder of Partnership Securities to dispose of the number of Partnership Securities it desires to sell at the time it desires to do so without registration under the Securities Act, then at the option and upon the request of the Holder, the Partnership shall file with the Commission as promptly as practicable after receiving such request, and use its commercially reasonable efforts to cause to become effective and remain effective for a period of not less than six months following its effective date or such shorter period as shall terminate when all Partnership Securities covered by such registration statement have been sold, a registration statement under the Securities Act registering the offering and sale of the number of Partnership Securities specified by the Holder; provided, however, that the Partnership shall not be required to effect more than five registrations in total pursuant to this Section 7.20(a), no more than three of which shall be required to be made at any time that the Partnership is not eligible to use Form F-3 (or a comparable form) for the registration under the Securities Act of its securities; and, provided further, that if the Conflicts Committee determines in good faith that the requested registration would be materially detrimental to the Partnership and its Partners, then the Partnership shall have the right to postpone such requested registration for a period of not more than six months after receipt of the Holder’s request which delays shall not exceed six months over the life of the Partnership. The Partnership shall use its commercially reasonable efforts to resolve any deferral with respect to any such registration and/or filing. In connection with any registration pursuant to this Section 7.20(a), the Partnership shall (i) promptly prepare and file (A) such documents as may be necessary to register or qualify the securities subject to such registration under the securities laws of such states as the Holder shall reasonably request (provided, however, that no such qualification shall be required in any jurisdiction where, as a result thereof, the Partnership would become subject to general service of process or to taxation or qualification to do business as a foreign corporation or partnership doing business in such jurisdiction solely as a result of such registration), and (B) such documents as may be necessary to apply for listing or to list the Partnership Securities subject to such registration on such National Securities Exchange as the Holder shall reasonably request, and (ii) do any and all other acts and things that may be necessary or appropriate to enable the Holder to consummate a public sale of such Partnership Securities in such states. Except as set forth in Section 7.20(c), all costs and expenses of any such registration and offering (other than the underwriting discounts and commissions) shall be paid by the Partnership, without reimbursement by the Holder.

(b)    If the Partnership shall at any time propose to file a registration statement under the Securities Act for an offering of Partnership Securities for cash (other than an offering relating solely to an employee benefit plan), the Partnership shall use all its commercially reasonable efforts to include such number or amount of Partnership Securities held by any Holder in such registration statement as the Holder shall request; provided, however, that the Partnership is not required to make any effort or take any action to so include the Partnership Securities of the Holder once the registration statement becomes or is declared effective by the Commission, including any registration statement providing for the offering from time to time of Partnership Securities pursuant to Rule 415 of the Securities Act. If the proposed offering pursuant to this Section 7.20(b) shall be an underwritten offering, then, in the event that the managing underwriter or managing underwriters of such offering advise the Partnership and the Holder in writing that in their opinion the inclusion of all or some of the Holder’s Partnership Securities would adversely and materially affect the pricing of the offering, the Partnership shall include in such offering only that number or amount, if any, of Partnership Securities held by the Holder that, in the opinion of the managing underwriter or managing underwriters, will not so adversely and materially affect the offering. Except as set forth in Section 7.20(c), all costs and expenses of any such registration and offering (other than the underwriting discounts and commissions) shall be paid by the Partnership, without reimbursement by the Holder.

(c)    If the Partnership grants to a Unitholder other than a Holder the right to demand or request the Partnership file a registration statement under the Securities Act for an offering of Partnership Securities and the other Unitholder exercises such right, then each Holder, at its option and upon request shall have the right to participate in, and offer such Partnership Securities under such registration statement. The Partnership shall as promptly as practicable but in no event later than five days after the receipt of a demand or request by a Unitholder, give written notice thereof to each Holder, which notice shall specify the number of Partnership Securities subject to the request or demand, the method of disposition of such Partnership Securities and, subject to Section 7.20(d), include in the registration statement filed pursuant to such demand or request all of the Partnership Securities requested by such Holder for inclusion in such registration statement from whom the Partnership has received a written request for inclusion therein within ten days after the receipt by such Holder of such written notice described in this Section 7.20(c). Each such request by such Holder shall specify the number of Partnership Securities proposed to be registered. The failure of any Holder to respond within such ten day period provided for in this Section 7.20(c) shall be deemed to be a waiver of such Holder’s rights under this Section 7.20(c). Any Holder may waive its rights under this Section 7.20(c) prior to the expiration of such ten day period by giving written notice to the Partnership. If a Holder sends the Partnership a written request for inclusion of part or all of such Holder’s Partnership Securities in a registration, such Holder shall be entitled to withdraw such request by giving written notice to the Partnership of its intention to withdraw from such registration; provided, however, that such request for withdrawal must be made in writing prior to the execution of the underwriting agreement with respect to such registration. Except as set forth in Section 7.20(c), all costs and expenses of any such registration and offering (other than the underwriting discounts and commissions) shall be paid by the Partnership, without reimbursement by the Holder.

(d)    If underwriters are engaged in connection with any registration referred to in this Section 7.20, the Partnership shall provide indemnification, representations, covenants, opinions and other assurance to the underwriters in form and substance reasonably satisfactory to such underwriters. Further, in addition to and not in limitation of the Partnership’s obligation under Section 7.15, the Partnership shall, to the fullest extent permitted by law, indemnify and hold harmless the Holder, its officers, directors and each Person who controls the Holder (within the meaning of the Securities Act) and any agent thereof (collectively, “Indemnified Persons”) from and against any and all losses, claims, demands, actions, causes of action, assessments, damages, liabilities (joint or several), costs and expenses (including interest, penalties and reasonable attorneys’ fees and disbursements), resulting to, imposed upon, or incurred by the Indemnified Persons, directly or indirectly, under the Securities Act or otherwise (hereinafter referred to in this Section 7.20(c) as a “claim” and in the plural as “claims”) based upon, arising out of or resulting from any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which any Partnership Securities were registered under the Securities Act or any state securities or Blue Sky laws, in any preliminary prospectus or issuer free writing prospectus as defined in Rule 433 of the Securities Act (if used prior to the effective date of such registration statement), or in any summary, free writing or final prospectus or in any amendment or supplement thereto (if used during the period the Partnership is required to keep the registration statement current), or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading; provided, however, that the Partnership shall not be liable to any Indemnified Person to the extent that any such claim arises out of, is based upon or results from an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, such preliminary, summary, free writing or final prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of such Indemnified Person specifically for use in the preparation thereof.

(e)    The provisions of Section 7.20(a), Section 7.20(b) and Section 7.20(c) shall continue to be applicable with respect to each Holder (and any of the Holder’s Affiliates) for a period of two years subsequent to the later of the (i) General Partner’s withdrawal or removal and (ii) date on which the Holder ceases to be an Affiliate, and for so long thereafter as is required for the Holder to sell all of the Partnership Securities with respect to which it has requested during such two-year period inclusion in a registration statement otherwise filed or that a registration statement be filed; provided, however, that the Partnership shall not be required to file successive registration statements covering the same Partnership Securities for which registration was demanded during such two-year period. The provisions of Section 7.20(c) shall continue in effect thereafter.

(f)    The rights to cause the Partnership to register Partnership Securities pursuant to this Section 7.20 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such Partnership Securities, provided (i) the Partnership is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the Partnership Securities with respect to which such registration rights are being assigned, and (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms set forth in this Section 7.20.

(g)    Any request to register Partnership Securities pursuant to this Section 7.20 shall (i) specify the Partnership Securities intended to be offered and sold by the Person making the request, (ii) express such Person’s present intent to offer such Partnership Securities for distribution, (iii) describe the nature or method of the proposed offer and sale of Partnership Securities, and (iv) contain the undertaking of such Person to provide all such information and materials and take all action as may be required in order to permit the Partnership to comply with all applicable requirements in connection with the registration of such Partnership Securities.

Section 7.21    Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the Board of Directors, the General Partner and any Officer authorized by the Board of Directors to act on behalf of and in the name of the Partnership has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any authorized contracts on behalf of the Partnership, and such Person shall be entitled to deal with the Board of Directors, the General Partner or any such Officer as if it were the Partnership’s sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the Board of Directors, the General Partner or any such Officer in connection with any such dealing. In no event shall any Person dealing with the Board of Directors, the General Partner or any such Officer or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the Board of Directors, the General Partner or any such Officer or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the Board of Directors, the General Partner, the Officers or representatives of the General Partner authorized by the General Partner or the Board of Directors shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

ARTICLE VIII

BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 8.1    Records and Accounting. The Partnership shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership’s business, including all books and records necessary to provide to the Limited Partners any information required to be provided pursuant to Section 3.4(a). Any books and records maintained by or on behalf of the Partnership in the regular course of its business, including the record of the Record Holders of Units or other Partnership Securities, books of account and records of Partnership proceedings, may be kept on, or be in the form of, computer disks, hard drives, punch cards, magnetic tape, photographs, micrographics or any other information storage device; provided, however, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial reporting purposes, on an accrual basis in accordance with U.S. GAAP.

Section 8.2    Fiscal Year. The fiscal year of the Partnership shall be a fiscal year ending December 31.

Section 8.3    Reports.

(a)    As soon as practicable, but in no event later than 120 days after the close of each fiscal year of the Partnership, the Partnership shall cause to be mailed or made available, by any reasonable means (including posting on the Partnership’s website), to each Record Holder of a Unit as of a date selected by the Board of Directors, an annual report containing financial statements of the Partnership for such fiscal year of the Partnership, presented in accordance with U.S. GAAP, including a balance sheet and statements of operations, Partnership equity and cash flows, such statements to be audited by a firm of independent public accountants selected by the Board of Directors.

(b)    As soon as practicable, but in no event later than 90 days after the close of each Quarter except the last Quarter of each fiscal year, the Partnership shall cause to be mailed or made available, by any reasonable means (including posting on the Partnership’s website), to each Record Holder of a Unit, as of a date selected by the Board of Directors, a report containing unaudited financial statements of the Partnership and such other information as may be required by applicable law, regulation or rule of any National Securities Exchange on which the Units are listed or admitted to trading, or as the Board of Directors determines to be necessary or appropriate.

ARTICLE IX

TAX MATTERS

Section 9.1    Tax Elections and Information.

(a)    The Partnership will elect to be treated as an association taxable as a corporation for U.S. federal income tax purposes. Except as otherwise provided herein, the Board of Directors shall determine whether the Partnership should make any other elections permitted by the Code.

(b)    The tax information reasonably required by Record Holders generally for U.S. federal and state income tax reporting purposes with respect to a taxable year shall be furnished to them within 90 days of the close of the calendar year in which the Partnership’s taxable year ends.

(c)    Each Partner shall provide the Partnership with all information reasonably requested by the Partnership to enable the Partnership to claim the exemption from U.S. federal income tax under Section 883 of the Code.

Section 9.2    Withholding. Notwithstanding any other provision of this Agreement, the Board of Directors is authorized to take any action that may be required to cause the Partnership and other Group Members to comply with any withholding requirements established under the Code or any other U.S. federal, state, local or any non-U.S. law including pursuant to Sections 1441, 1442 and 1445 of the Code. To the extent that the Partnership is required or elects to withhold and pay over to any taxing authority any amount resulting from the distribution of income to any Partner, the Board of Directors may treat the amount withheld as a distribution of cash to such Partner in the amount of such withholding from such Partner.

Section 9.3    Conduct of Operations. The Board of Directors and the General Partner shall use commercially reasonable efforts to conduct the business of the Partnership and its Affiliates in a manner that does not require a holder of Common Units to file a tax return in any jurisdiction with which the holder has no contact other than through ownership of Common Units.

ARTICLE X

ADMISSION OF PARTNERS

Section 10.1    Admission of Initial Partners. Upon the consummation of the Conversion Transaction and the issuance by the Partnership of the General Partner Unit and Common Units to the General Partner, Navios Maritime Holdings, Navios Maritime Partners, and the other Initial Limited Partners as described in Sections 5.1 and 5.2, the Board of Directors shall admit each such Person to the Partnership (a) as general partner in respect of the General Partner Unit issued to it and (b) as Initial Limited Partner in respect of Common Units issued to it.

Section 10.2    Admission of Additional Limited Partners.

(a)    By acceptance of the transfer of any Limited Partner Interests in accordance with Article IV or the acceptance of any Limited Partner Interests issued pursuant to Article V or pursuant to a merger or consolidation pursuant to Article XIV, each transferee of, or other such Person acquiring, a Limited Partner Interest (including any nominee holder or an agent or representative acquiring such Limited Partner Interests for the account of another Person) (i) shall be admitted to the Partnership as a Limited Partner with respect to the Limited Partner Interests so transferred or issued to such Person when any such transfer, issuance or admission is reflected in the books and records of the Partnership and such Limited Partner becomes the Record Holder of the Limited Partner Interests so transferred, (ii) shall become bound by the terms of this Agreement, (iii) represents that the transferee has the capacity, power and authority to enter into this Agreement, (iv) grants the powers of attorney set forth in this Agreement and (v) makes the consents and waivers contained in this Agreement, all with or without execution of this Agreement by such Person. The transfer of any Limited Partner Interests and the admission of any new Limited Partner shall not constitute an amendment to this Agreement. A Person may become a Limited Partner or Record Holder of a Limited Partner Interest without the consent or approval of any of the Partners. A Person may not become a Limited Partner until such Person acquires a Limited Partner Interest and such Person is reflected in the books and records of the Partnership as the Record Holder of such Limited Partner Interest.

(b)    The name and mailing address of each Limited Partner shall be listed on the books and records of the Partnership maintained for such purpose by the Partnership or the Transfer Agent. The General Partner shall update the books and records of the Partnership from time to time as necessary to reflect accurately the information therein (or shall cause the Transfer Agent to do so, as applicable). A Limited Partner Interest may be represented by a Certificate, as provided in Section 4.1 hereof.

(c)    Any transfer of a Limited Partner Interest shall not entitle the transferee to receive distributions or to any other rights to which the transferor was entitled until the transferee becomes a Limited Partner pursuant to Section 10.2(a).

Section 10.3    Admission of Successor General Partner. A successor General Partner approved pursuant to Sections 11.1 or 11.2 or the transferee of or successor to all of the General Partner Interest (represented by the General Partner Unit) pursuant to Section 4.6 who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately prior to the withdrawal or removal of the predecessor or transferring General Partner, pursuant to Sections 11.1 or 11.2 or the transfer of the General Partner Interest (represented by the General Partner Unit) pursuant to Section 4.6; provided, however, that no such successor shall be admitted to the Partnership until compliance with the terms of Section 4.6 has occurred and such successor has executed and delivered such other documents or instruments as may be required to effect such admission. Any such successor shall, subject to the terms hereof, carry on the business of the members of the Partnership Group without dissolution.

Section 10.4    Amendment of Agreement and Certificate of Limited Partnership. To effect the admission to the Partnership of any Partner, the Board of Directors shall take all steps necessary or appropriate under the Marshall Islands Act to amend the records of the Partnership to reflect such admission and, if necessary, to prepare as soon as practicable an amendment to this Agreement and, if required by law, the Board of Directors shall prepare and file an amendment to the Certificate of Limited Partnership and the Board of Directors may for this purpose, among others, exercise the power of attorney granted to it pursuant to Section 2.6.

ARTICLE XI

WITHDRAWAL OR REMOVAL OF PARTNERS

Section 11.1    Withdrawal of the General Partner.

(a)    The General Partner shall be deemed to have withdrawn from the Partnership upon the occurrence of any one of the following events (each such event herein referred to as an “Event of Withdrawal”):

(i)    The General Partner voluntarily withdraws from the Partnership by giving at least 90 days’ advanced written notice to the other Partners;

(ii)    The General Partner transfers all of its rights as General Partner pursuant to Section 4.6;

(iii)    The General Partner is removed pursuant to Section 11.2;

(iv)    The General Partner (A) makes a general assignment for the benefit of creditors; (B) files a voluntary petition in bankruptcy; (C) files a petition or answer seeking for itself a liquidation, dissolution or similar relief (but not a reorganization) under any law; (D) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the General Partner in a proceeding of the type described in clauses (A), (B) or (C) of this Section 11.1(a)(iv); or (E) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the General Partner or of all or any substantial part of its properties;

(v)    The General Partner is adjudged bankrupt or insolvent, or has entered against it an order for relief in any bankruptcy or insolvency proceeding;

(vi)    (A) in the event the General Partner is a corporation, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter and the expiration of 90 days after the date of notice to the corporation of revocation without a reinstatement of its charter; (B) in the event the General Partner is a partnership or a limited liability company, the dissolution and commencement of winding up of the General Partner; (C) in the event the General Partner is acting in such capacity by virtue of being a trustee of a trust, the termination of the trust; (D) in the event the General Partner is a natural person, his death or adjudication of incompetency; and (E) otherwise in the event of the termination of the General Partner.

If an Event of Withdrawal specified in Sections 11.1(a)(iv), 11.1(a)(v) or 11.1(a)(vi)(A), 11.1(a)(vi)(B), 11.1(a)(vi)(C) or 11.1(a)(vi)(E) occurs, the withdrawing General Partner shall give notice to the Limited Partners within 30 days after such occurrence. The Partners hereby agree that only the Events of Withdrawal described in this Section 11.1 shall result in the withdrawal of the General Partner from the Partnership.

(b)    Withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall not constitute a breach of this Agreement if the General Partner ceases to be the General Partner pursuant to:

(i)    Section 11.1(a)(i);

(ii)    Section 11.1(a)(ii); or

(iii)    is removed pursuant to Section 11.2.

The withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall also constitute the withdrawal of the General Partner as general partner or managing member, if any, to the extent applicable, of the other Group Members. If the General Partner gives a notice of withdrawal pursuant to Section 11.1(a)(i), the holders of a Unit Majority, may, prior to the effective date of such withdrawal, elect a successor General Partner. The Person so elected as successor General Partner shall automatically become the successor general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member. If, prior to the effective date of the General Partner’s withdrawal, a successor is not selected by the Unitholders as provided herein or, if applicable, the Partnership does not receive an Opinion of Counsel (“Withdrawal Opinion of Counsel”) that such withdrawal (following the selection of the successor General Partner) would not result in the loss of the limited liability of any Limited Partner or any Group Member, the Partnership shall be dissolved in accordance with Section 12.1. Any successor General Partner elected in accordance with the terms of this Section 11.1 shall be subject to the provisions of Section 10.3.

Section 11.2    Removal of the General Partner. The General Partner may be removed if such removal is approved by the Unitholders holding at least 75% of the Outstanding Units (including Units held by the General Partner and its Affiliates), voting as a single class. Any such action by such Unitholders or the Board of Directors for removal of the General Partner must also provide for the election of a successor General Partner by the majority vote of the Outstanding Units, voting together as a single class. Such removal shall be effective immediately following the admission of a successor General Partner pursuant to Section 10.3. The removal of the General Partner shall also automatically constitute the removal of the General Partner as general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member. If a Person is elected as a successor General Partner in accordance with the terms of this Section 11.2, such Person shall, upon admission pursuant to Section 10.3, automatically become a successor general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member. The right of the holders of Outstanding Units to remove the General Partner shall not exist or be exercised unless the Partnership has received an Opinion of Counsel opining as to the matters covered by a Withdrawal Opinion of Counsel. Any successor General Partner elected in accordance with the terms of this Section 11.2 shall be subject to the provisions of Section 10.3.

Section 11.3    Interest of Departing General Partner and Successor General Partner.

(a)    In the event of (i) withdrawal of the General Partner or (ii) removal of the General Partner, the Departing General Partner shall be entitled to receive all reimbursements due such Departing General Partner pursuant to Section 7.12, including any employee-related liabilities (including severance liabilities), incurred in connection with the termination of any employees employed by the Departing General Partner for the benefit of the Partnership or the other Group Members.

Section 11.4    Withdrawal of Limited Partners. No Limited Partner shall have any right to withdraw from the Partnership; provided, however, that when a transferee of a Limited Partner’s Limited Partner Interest becomes a Record Holder of the Limited Partner Interest so transferred, such transferring Limited Partner shall cease to be a Limited Partner with respect to the Limited Partner Interest so transferred.

ARTICLE XII

DISSOLUTION AND LIQUIDATION

Section 12.1    Dissolution. The Partnership shall not be dissolved by the admission of additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement.

Upon the removal or withdrawal of the General Partner, if a successor General Partner is elected pursuant to Sections 11.1 or 11.2, the Partnership shall not be dissolved and the Board of Directors shall continue the business of the Partnership. The Partnership shall dissolve, and (subject to Section 12.2) its affairs shall be wound up, upon:

(a)    an election to dissolve the Partnership by the General Partner and our Board of Directors that is approved by the holders of a Unit Majority;

(b)    at any time there are no Limited Partners, unless the Partnership is continued without dissolution in accordance with the Marshall Islands Act;

(c)    the entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Marshall Islands Act; or

(d)    an Event of Withdrawal of the General Partner as provided in Section 11.1(a) (other than Section 11.1(a)(ii)), unless a successor is elected and an Opinion of Counsel is received as provided in Sections 11.1(b) or 11.2 and such successor is admitted to the Partnership pursuant to Section 10.3.

Section 12.2    Continuation of the Business of the Partnership After Dissolution. Upon (a) dissolution of the Partnership following an Event of Withdrawal caused by the withdrawal or removal of the General Partner as provided in Sections 11.1(a)(i) or 11.1(a)(iii) and the failure of the Partners to select a successor to such Departing General Partner pursuant to Sections 11.1 or 11.2, then within 90 days thereafter, or (b) dissolution of the Partnership upon an event constituting an Event of Withdrawal as defined in Sections 11.1(a)(iv), 11.1(a)(v) or 11.1(a)(vi), then, to the maximum extent permitted by law, within 180 days thereafter, the holders of a Unit Majority may elect to continue the business of the Partnership on the same terms and conditions set forth in this Agreement by appointing as a successor General Partner a Person approved by the holders of a Unit Majority. Unless such an election is made within the applicable time period as set forth above, the Partnership shall conduct only activities necessary to wind up its affairs. If such an election is so made, then:

(a)    the Partnership shall continue without dissolution unless earlier dissolved in accordance with this Article XII; and

(b)    the successor General Partner shall be admitted to the Partnership as General Partner, effective as of the Event of Withdrawal, by agreeing in writing to be bound by this Agreement; provided, however, that the right of the holders of a Unit Majority to approve a successor General Partner and to reconstitute and to continue the business of the Partnership shall not exist and may not be exercised unless the Partnership has received an Opinion of Counsel that the exercise of the right would not result in the loss of limited liability of any Limited Partner.

Section 12.3    Liquidator. Upon dissolution of the Partnership, unless the business of the Partnership is continued pursuant to Section 12.2, the Board of Directors shall select one or more Persons to act as Liquidator. The Liquidator (if other than the General Partner) shall be entitled to receive such compensation for its services as may be approved by holders of at least a majority of the Outstanding Units voting as a single class. The Liquidator (if other than the General Partner) shall agree not to resign at any time without 15 days’ prior notice and may be removed at any time, with or without cause, by notice of removal approved by holders of at least a majority of the Outstanding Common Units voting as a single class. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by the holders of at least a majority of the Outstanding Common Units voting as a single class. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article XII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the Board of Directors and the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in Section 7.11(b)) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Partnership as provided for herein.

Section 12.4    Liquidation. The Liquidator shall proceed to dispose of the assets of the Partnership, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as determined by the Liquidator, subject to Section 60 of the Marshall Islands Act and the following:

(a)    The assets may be disposed of by public or private sale or by distribution in kind to one or more Partners on such terms as the Liquidator and such Partner or Partners may agree. If any property is distributed in kind, the Partner receiving the property shall be deemed for purposes of Section 12.4(c) to have received cash equal to its fair market value, and contemporaneously therewith, appropriate cash distributions must be made to the other Partners. The Liquidator may defer liquidation or distribution of the Partnership’s assets for a reasonable time if it determines that an immediate sale or distribution of all or some of the Partnership’s assets would be impractical or would cause undue loss to the Partners. The Liquidator may distribute the Partnership’s assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Partners.

(b)    Liabilities of the Partnership include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 12.3) and amounts to Partners otherwise than in respect of their distribution rights under Article VI. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment. When paid, any unused portion of the reserve shall be distributed as additional liquidation proceeds.

(c)    All property and all cash in excess of that required to discharge liabilities as provided in Section 12.4(b) shall be distributed to the Unitholders in accordance with their respective Percentage Interests.

Section 12.5    Cancellation of Certificate of Limited Partnership. Upon the completion of the distribution of Partnership cash and property as provided in Section 12.4 in connection with the liquidation of the Partnership, the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the Marshall Islands shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

Section 12.6    Return of Contributions. The General Partner shall not be personally liable for, and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate, the return of the Capital Contributions of the Limited Partners or Unitholders, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership assets.

Section 12.7    Waiver of Partition. To the maximum extent permitted by law, each Partner hereby waives any right to partition of the Partnership property.

ARTICLE XIII

AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS; RECORD DATE

Section 13.1    Amendments to be Adopted Without Approval of the Limited Partners or the General Partner. The General Partner and each Limited Partner agree that the Board of Directors, without the approval of any Limited Partner or, subject to Section 5.4, the General Partner, may amend any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

(a)    a change in the name of the Partnership, the location of the principal place of business of the Partnership, the registered agent of the Partnership or the registered office of the Partnership;

(b)    admission, substitution, withdrawal or removal of Partners in accordance with this Agreement;

(c)    a change that the Board of Directors determines to be necessary or appropriate to qualify or continue the qualification of the Partnership as a limited partnership or a partnership in which the Limited Partners have limited liability under the laws of the Marshall Islands;

(d)    a change that the Board of Directors determines (i) does not adversely affect the Limited Partners (including any particular class of Partnership Interests as compared to other classes of Partnership Interests) in any material respect, (ii) to be necessary or appropriate to (A) satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any Marshall Islands authority (including the Marshall Islands Act) or (B) facilitate the trading of the Units or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are or will be listed, (iii) to be necessary or appropriate in connection with action taken by the Board of Directors pursuant to Section 5.7 or (iv) is required to effect the intent expressed in the Registration Statement or the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;

(e)    a change in the fiscal year or taxable year of the Partnership and any other changes that the Board of Directors determines to be necessary or appropriate as a result of a change in the fiscal year or taxable year of the Partnership including, if the Board of Directors shall so determine, a change in the definition of “Quarter” and the dates on which distributions are to be made by the Partnership;

(f)    an amendment that is necessary, in the Opinion of Counsel, to prevent the Partnership, the members of the Board of Directors, or the General Partner or its or their directors, officers, trustees or agents from in any manner being subjected to the provisions of the U.S. Investment Company Act of 1940, as amended, the U.S. Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the U.S. Employee Retirement Income Security Act of 1974, as amended, regardless of whether such regulations are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

(g)    an amendment that the Board of Directors, and if required by Section 5.4, the General Partner, determines to be necessary or appropriate in connection with the authorization of issuance of any class or series of Partnership Securities pursuant to Section 5.4;

(h)    any amendment expressly permitted in this Agreement to be made by the Board of Directors acting alone;

(i)    an amendment effected, necessitated or contemplated by a Merger Agreement approved in accordance with Section 14.3;

(j)    an amendment that the Board of Directors determines to be necessary or appropriate to reflect and account for the formation by the Partnership of, or investment by the Partnership in, any corporation, partnership, joint venture, limited liability company or other Person, in connection with the conduct by the Partnership of activities permitted by the terms of Section 2.4;

(k)    a conversion, merger or conveyance pursuant to Section 14.3; or

(l)    any other amendments substantially similar to the foregoing.

Section 13.2    Amendment Procedures. Except as provided in Sections 13.1 and 13.3, all amendments to this Agreement shall be made in accordance with the following requirements. Amendments to this Agreement may be proposed only by, or with the written consent of, the Board of Directors; provided, however, that the Board of Directors shall have no duty or obligation to propose any amendment to this Agreement and may decline to do so free of any fiduciary duty or obligation whatsoever to the Partnership or any Limited Partner and, in declining to propose an amendment, to the fullest extent permitted by applicable law shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Marshall Islands Act or any other law, rule or regulation. A proposed amendment shall be effective upon its approval by the Board of Directors and the holders of a Unit Majority, unless a greater or different percentage is required under this Agreement or by the Marshall Islands Act. Each proposed amendment that requires the approval of the holders of a specified percentage of Outstanding Units shall be set forth in a writing that contains the text of the proposed amendment. If such an amendment is proposed, the Board of Directors shall seek the written approval of the requisite percentage of Outstanding Units or call a meeting of the Unitholders to consider and vote on such proposed amendment. The Board of Directors shall notify all Record Holders upon final adoption of any such proposed amendments.

Section 13.3    Amendment Requirements.

(a)    Notwithstanding the provisions of Sections 13.1 and 13.2, no provision of this Agreement that establishes a percentage of Outstanding Units (including Units deemed owned by the General Partner or its Affiliates) required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing such voting percentage unless such amendment is approved by the written consent or the affirmative vote of holders of Outstanding Units whose aggregate Outstanding Units constitute not less than the voting requirement sought to be reduced.

(b)    Notwithstanding the provisions of Sections 13.1 and 13.2, no amendment to this Agreement may (i) enlarge the obligations of any Limited Partner without its consent, unless such enlargement shall be deemed to have occurred as a result of an amendment approved pursuant to Section 13.3(c), (ii) enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable to, the General Partner or any of its Affiliates without its consent, which consent may be given or withheld at the General Partner’s option, (iii) change Section 12.1(a), or (iv) change the term of the Partnership or, except as set forth in Section 12.1(a), give any Person the right to dissolve the Partnership.

(c)    Except as provided in Section 14.3, and without limitation of the Board of Directors’ authority to adopt amendments to this Agreement without the approval of any Limited Partners as contemplated in Section 13.1, any amendment that would have a material adverse effect on the rights or preferences of any class of Partnership Interests in relation to other classes of Partnership Interests must be approved by the holders of not less than a majority of the Outstanding Partnership Interests of the class affected.

(d)    Notwithstanding any other provision of this Agreement, except for amendments pursuant to Section 13.1 and except as otherwise provided by Section 14.3(b), no amendments shall become effective without the approval of the holders of at least 90% of the Outstanding Units voting as a single class unless the Partnership obtains an Opinion of Counsel to the effect that such amendment will not affect the limited liability of any Limited Partner under applicable law.

(e)    Except as provided in Section 13.1, this Section 13.3 shall only be amended with the approval of the holders of at least 90% of the Outstanding Units.

Section 13.4    Special Meetings. All acts of Limited Partners to be taken pursuant to this Agreement shall be taken in the manner provided in this Article XIII. Special meetings of the Limited Partners may be called by the General Partner, the Board of Directors or by Limited Partners owning 25% or more of the Outstanding Units of the class or classes for which a meeting is proposed. Limited Partners shall call a special meeting by delivering to the Board of Directors one or more requests in writing stating that the signing Limited Partners wish to call a special meeting and indicating the general or specific purposes for which the special meeting is to be called, it being understood that the purposes of such special meeting may only be to vote on matters that require the vote of the Unitholders pursuant to this Agreement. Within 60 days after receipt of such a call from Limited Partners or within such greater time as may be reasonably necessary for the Partnership to comply with any statutes, rules, regulations, listing agreements or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, the Board of Directors shall send a notice of the meeting to the Limited Partners either directly or indirectly through the Transfer Agent. A meeting shall be held at a time and place determined by the Board of Directors on a date not less than 10 days nor more than 60 days after the mailing of notice of the meeting. Limited Partners shall not vote on matters that would cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners’ limited liability under the Marshall Islands Act or the law of any other jurisdiction in which the Partnership is qualified to do business.

Section 13.5    Notice of a Meeting. Notice of a meeting called pursuant to Section 13.4 shall be given to the Record Holders of the class or classes of Units for which a meeting is proposed in writing by mail or other means of written communication in accordance with Section 16.1. The notice shall be deemed to have been given at the time when deposited in the mail or sent by other means of written communication.

Section 13.6    Record Date. For purposes of determining the Limited Partners entitled to notice of or to vote at a meeting of the Limited Partners or to give approvals without a meeting as provided in Section 13.11, the Board of Directors may set a Record Date, which shall not be less than 10 nor more than 60 days before (a) the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed or admitted to trading, in which case the rule, regulation, guideline or requirement of such National Securities Exchange shall govern) or (b) in the event that approvals are sought without a meeting, the date by which Limited Partners are requested in writing by the Board of Directors to give such approvals. If the Board of Directors does not set a Record Date, then (a) the Record Date for determining the Limited Partners entitled to notice of or to vote at a meeting of the Limited Partners shall be the close of business on the day next preceding the day on which notice is given, and (b) the Record Date for determining the Limited Partners entitled to give approvals without a meeting shall be the date the first written approval is deposited with the Partnership in care of the Board of Directors in accordance with Section 13.11.

Section 13.7    Adjournment. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 45 days. At the adjourned meeting, the Partnership may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XIII.

Section 13.8    Waiver of Notice; Approval of Meeting; Approval of Minutes. The transactions of any meeting of Limited Partners, however called and noticed, and whenever held, shall be as valid as if it had occurred at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy. Attendance of a Limited Partner at a meeting shall constitute a waiver of notice of the meeting, except when the Limited Partner attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened; and except that attendance at a meeting is not a waiver of any right to disapprove the consideration of matters required to be included in the notice of the meeting, but not so included, if the disapproval is expressly made at the meeting.

Section 13.9    Quorum and Voting. Except as otherwise provided in this Section 13.9, the holders of a majority of the Outstanding Units of the class or classes for which a meeting has been called (including Outstanding Units deemed owned by the General Partner) represented in person or by proxy shall constitute a quorum at a meeting of Limited Partners of such class or classes unless any such action by the Limited Partners requires approval by holders of a greater percentage of such Units, in which case the quorum shall be such greater percentage. At any meeting of the Limited Partners duly called and held in accordance with this Agreement at which a quorum is present, the act of Limited Partners holding Outstanding Units that in the aggregate represent a majority of the Outstanding Units entitled to vote and be present in person or by proxy at such meeting shall be deemed to constitute the act of all Limited Partners, unless a greater or different percentage is required with respect to such action under the provisions of this Agreement, in which case the act of the Limited Partners holding Outstanding Units that in the aggregate represent at least such greater or different percentage shall be required. The Limited Partners present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Limited Partners to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of Outstanding Units specified in this Agreement (including Outstanding Units deemed owned by the General Partner). In the absence of a quorum, any meeting of Limited Partners may be adjourned from time to time by the affirmative vote of holders of at least a majority of the Outstanding Units entitled to vote at such meeting (including Outstanding Units deemed owned by the General Partner) represented either in person or by proxy, but no other business may be transacted, except as provided in Section 13.7 or this Section 13.9. At any adjourned annual meeting of the Limited Partners that is a continuation of an annual meeting adjourned due to the absence of a quorum, the holders of Outstanding Units present in person or by proxy and entitled to vote thereat, shall constitute a quorum at such adjourned meeting for the transaction of any business brought before such adjourned meeting and the act of the Limited Partners holding a majority of the units represented in person or by proxy at such adjourned meeting shall be deemed to constitute the act of all Limited Partners.

Section 13.10    Conduct of a Meeting. The Board of Directors shall have full power and authority concerning the manner of conducting any meeting of the Limited Partners or solicitation of approvals in writing, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 13.4, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The Chairman of the Board of Directors shall serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting. All minutes shall be kept with the records of the Partnership maintained by the Board of Directors. The Board of Directors may make such other regulations consistent with applicable law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Limited Partners or solicitation of approvals in writing, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote, and the revocation of approvals in writing.

Section 13.11    Action Without a Meeting. If authorized by the Board of Directors, any action that may be taken at a meeting of the Limited Partners may be taken without a meeting if an approval in writing setting forth the action so taken is signed by Limited Partners owning not less than the minimum percentage of the Outstanding Units (including Units deemed owned by the General Partner) that would be necessary to authorize or take such action at a meeting at which all the Limited Partners were present and voted (unless such provision conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed or admitted to trading, in which case the rule, regulation, guideline or requirement of such National Securities Exchange shall govern). Prompt notice of the taking of action without a meeting shall be given to the Limited Partners who have not approved the action in writing. The Board of Directors may specify that any written ballot submitted to Limited Partners for the purpose of taking any action without a meeting shall be returned to the Partnership within the time period, which shall be not less than 20 days, specified by the Board of Directors. If a ballot returned to the Partnership does not vote all of the Units held by the Limited Partners, the Partnership shall be deemed to have failed to receive a ballot for the Units that were not voted. If approval of the taking of any action by the Limited Partners is solicited by any Person other than by or on behalf of the Board of Directors, the written approvals shall have no force and effect unless and until (a) they are deposited with the Partnership in care of the Board of Directors, (b) approvals sufficient to take the action proposed are dated as of a date not more than 90 days prior to the date sufficient approvals are deposited with the Partnership and (c) an

Opinion of Counsel is delivered to the Board of Directors to the effect that the exercise of such right and the action proposed to be taken with respect to any particular matter (i) will not cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners’ limited liability, and (ii) is otherwise permissible under the applicable statutes then governing the rights, duties and liabilities of the Partnership and the Partners.

Section 13.12    Right to Vote and Related Matters.

(a)    Only those Record Holders of the Units on the Record Date set pursuant to Section 13.6 (and also subject to the limitations contained in the definition of “Outstanding”) shall be entitled to notice of, and to vote at, a meeting of Limited Partners or to act with respect to matters as to which the holders of the Outstanding Units have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the Outstanding Units shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Units.

(b)    With respect to Units that are held for a Person’s account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Units are registered, such other Person shall, in exercising the voting rights in respect of such Units on any matter, and unless the arrangement between such Persons provides otherwise, vote such Units in favor of, and at the direction of, the Person who is the beneficial owner, and the Partnership shall be entitled to assume it is so acting without further inquiry. The provisions of this Section 13.12(b) (as well as all other provisions of this Agreement) are subject to the provisions of Section 4.3.

ARTICLE XIV

MERGER

Section 14.1    Authority. The Partnership may merge or consolidate with or into one or more corporations, limited liability companies, statutory trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including a partnership (whether general or limited (including a limited liability partnership)), pursuant to a written agreement of merger or consolidation (“Merger Agreement”) in accordance with this Article XIV.

Section 14.2    Procedure for Merger or Consolidation. Merger or consolidation of the Partnership pursuant to this Article XIV requires the approval of the Board of Directors and the prior consent of the General Partner; provided, however, that, to the fullest extent permitted by law, neither the Board of Directors nor the General Partner shall have a duty or obligation to consent to any merger or consolidation of the Partnership and may decline to do so free of any fiduciary duty or obligation whatsoever to the Partnership or any Limited Partner and, in declining to consent to a merger or consolidation, shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Marshall Islands Act or any other law, rule or regulation or at equity. If the Board of Directors and the General Partner shall determine to consent to the merger or consolidation, the Board of Directors and the General Partner shall approve the Merger Agreement, which shall set forth:

(a)    the names and jurisdictions of formation or organization of each of the business entities proposing to merge or consolidate;

(b)    the name and jurisdiction of formation or organization of the business entity that is to survive the proposed merger or consolidation (the “Surviving Business Entity”);

(c)    the terms and conditions of the proposed merger or consolidation;

(d)    the manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or interests, rights, securities or obligations of the Surviving Business Entity; and (i) if any general or limited partner interests, securities or rights of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property or interests, rights, securities or obligations of the Surviving Business Entity, the cash, property or general or limited partner interests, rights, securities or obligations of any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other Person (other than the Surviving Business Entity) which the holders of such interests, securities or rights are to receive in exchange for, or upon conversion of their interests, securities or rights, and (ii) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property or interests, rights, securities or obligations of the Surviving Business Entity or any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other Person (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

(e)    a statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

(f)    the effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 14.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger is to be later than the date of the filing of such certificate of merger, the effective time shall be fixed at a date or time certain at or prior to the time of the filing of such certificate of merger and stated therein); and

(g)    such other provisions with respect to the proposed merger or consolidation that the Board of Directors and the General Partner determine to be necessary or appropriate.

Section 14.3    Approval by Limited Partners of Merger or Consolidation.

(a)    Except as provided in Sections 14.3(d) and 14.3(e), the Board of Directors, upon its and the General Partner’s approval of the Merger Agreement, shall direct that the Merger Agreement be submitted to a vote of Limited Partners, whether at a special meeting or by written consent, in either case in accordance with the requirements of Article XIII. A copy or a summary of the Merger Agreement shall be included in or enclosed with the notice of a special meeting or the written consent.

(b)    Except as provided in Sections 14.3(d) and 14.3(e), the Merger Agreement shall be approved upon receiving the affirmative vote or consent of the holders of a Unit Majority.

(c)    Except as provided in Sections 14.3(d) and 14.3(e), after such approval by vote or consent of the Limited Partners, and at any time prior to the filing of the certificate of merger pursuant to Section 14.4, the merger or consolidation may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement.

(d)    Notwithstanding anything else contained in this Article XIV or in this Agreement, the Board of Directors is permitted, without Limited Partner approval, to convert the Partnership or any Group Member into a new limited liability entity, to merge the Partnership or any Group Member into, or convey all of the Partnership’s assets to, another limited liability entity which shall be newly formed and shall have no assets, liabilities or operations at the time of such conversion, merger or conveyance other than those it receives from the Partnership or other Group Member if (i) the Board of Directors has received an Opinion of Counsel that the conversion, merger or conveyance, as the case may be, would not result in the loss of the limited liability of any Limited Partner, (ii) the sole purpose of such conversion, merger or conveyance is to effect a mere change in the legal form of the Partnership into another limited liability entity and (iii) the governing instruments of the new entity provide the Limited Partners, the General Partner and the Board of Directors with the same rights and obligations as are herein contained.

(e)    Additionally, notwithstanding anything else contained in this Article XIV or in this Agreement, the Board of Directors, with the prior consent of the General Partner, is permitted, without Limited Partner approval, to merge or consolidate the Partnership with or into another entity if (i) the Board of Directors has received an Opinion of Counsel that the merger or consolidation, as the case may be, would not result in the loss of the limited liability of any Limited Partner, (ii) the merger or consolidation would not result in an amendment to this Agreement, other than any amendments that could be adopted pursuant to Section 13.1, (iii) the Partnership is the Surviving Business Entity in such merger or consolidation, (iv) each Unit outstanding immediately prior to the effective date of the merger or consolidation is to be an identical Unit of the Partnership after the effective date of the merger or consolidation, and (v) the number of Partnership Securities to be issued by the Partnership in such merger or consolidation does not exceed 20% of the Partnership Securities Outstanding immediately prior to the effective date of such merger or consolidation.

Section 14.4    Certificate of Merger. Upon the required approval by the Board of Directors, the General Partner and the Unitholders of a Merger Agreement, a certificate of merger shall be executed and filed in conformity with the requirements of the Marshall Islands Act.

Section 14.5    Amendment of Partnership Agreement. Pursuant to Section 20(2) of the Marshall Islands Act, an agreement of merger or consolidation approved in accordance with Section 20(2) of the Marshall Islands Act may (a) effect any amendment to this Agreement or (b) effect the adoption of a new partnership agreement for a limited partnership if it is the Surviving Business Entity. Any such amendment or adoption made pursuant to this Section 14.5 shall be effective at the effective time or date of the merger or consolidation.

Section 14.6    Effect of Merger.

(a)    At the effective time of the certificate of merger:

(i)    all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities, shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity to the extent they were of each constituent business entity;

(ii)    the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;

(iii)    all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

(iv)    all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

(b)    A merger or consolidation effected pursuant to this Article shall not be deemed to result in a transfer or assignment of assets or liabilities from one entity to another.

ARTICLE XV

RIGHT TO ACQUIRE LIMITED PARTNER INTERESTS

Section 15.1    Right to Acquire Limited Partner Interests.

(a)    Notwithstanding any other provision of this Agreement, if at any time the General Partner and its Affiliates hold more than 80% of the total Limited Partner Interests of any class then Outstanding, the General Partner shall then have the right, which right it may assign and transfer in whole or in part to the Partnership or any Affiliate of the General Partner, exercisable at its option, to purchase all, but not less than all, of such Limited Partner Interests of such class then Outstanding held by Persons other than the General Partner and its Affiliates, at the greater of (x) the Current Market Price as of the date three days prior to the date that the notice described in Section 15.1(b) is mailed and (y) the highest price paid by the General Partner or any of its Affiliates for any such Limited Partner Interest of such class purchased during the 90-day period preceding the date that the notice described in Section 15.1(b) is mailed.

(b)    If the General Partner, any Affiliate of the General Partner or the Partnership elects to exercise the right to purchase Limited Partner Interests granted pursuant to Section 15.1(a), the General Partner shall deliver to the Transfer Agent notice of such election to purchase (the “Notice of Election to Purchase”) and shall cause the Transfer Agent to mail a copy of such Notice of Election to Purchase to the Record Holders of Limited Partner Interests of such class (as of a Record Date selected by the General Partner) at least 10, but not more than 60, days prior to the Purchase Date. Such Notice of Election to Purchase shall also be published for a period of at least three consecutive days in at least two daily newspapers of general circulation printed in the English language and published in the Borough of Manhattan, New York. The Notice of Election to Purchase shall specify the Purchase Date and the price (determined in accordance with Section 15.1(a)) at which Limited Partner Interests will be purchased and state that the General Partner, its Affiliate or the Partnership, as the case may be, elects to purchase such Limited Partner Interests, upon surrender of Certificates representing such Limited Partner Interests in exchange for payment, at such office or offices of the Transfer Agent as the Transfer Agent may specify, or as may be required by any National Securities Exchange on which such Limited Partner Interests are listed. Any such Notice of Election to Purchase mailed to a Record Holder of Limited Partner Interests at his address as reflected in the records of the Transfer Agent shall be conclusively presumed to have been given regardless of whether the owner receives such notice. On or prior to the Purchase Date, the General Partner, its Affiliate or the Partnership, as the case may be, shall deposit with the Transfer Agent cash in an amount sufficient to pay the aggregate purchase price of all of such Limited Partner Interests to be purchased in accordance with this Section 15.1. If the Notice of Election to Purchase shall have been duly given as aforesaid at least 10 days prior to the Purchase Date, and if on or prior to the Purchase Date the deposit described in the preceding sentence has been made for the benefit of the holders of Limited Partner Interests subject to purchase as provided herein, then from and after the Purchase Date, notwithstanding that any Certificate shall not have been surrendered for purchase, all rights of the holders of such Limited Partner Interests (including any rights pursuant to Articles IV, V, VI and XII) shall thereupon cease, except the right to receive the applicable purchase price (determined in accordance with Section 15.1(a)) for Limited Partner Interests therefor, without interest, upon surrender to the Transfer Agent of the Certificates representing such Limited Partner Interests, and such Limited Partner Interests shall thereupon be deemed to be transferred to the General Partner, its Affiliate or the Partnership, as the case may be, on the record books of the Transfer Agent and the Partnership, and the General Partner or any Affiliate of the General Partner, or the Partnership, as the case may be, shall be deemed to be the owner of all such Limited Partner Interests from and after the Purchase Date and shall have all rights as the owner of such Limited Partner Interests (including all rights as owner of such Limited Partner Interests pursuant to Articles IV, V, VI and XII).

(c)    At any time from and after the Purchase Date, a holder of an Outstanding Limited Partner Interest subject to purchase as provided in this Section 15.1 may surrender his Certificate evidencing such Limited Partner Interest to the Transfer Agent in exchange for payment of the amount described in Section 15.1(a), without interest thereon.

ARTICLE XVI

GENERAL PROVISIONS

Section 16.1    Addresses and Notices.

(a)    Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Partner under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner at the address described below. Any notice, payment or report to be given or made to a Partner hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Record Holder of such Partnership Securities at his address as shown on the records of the Transfer Agent or as otherwise shown on the records of the Partnership, regardless of any claim of any Person who may have an interest in such Partnership Securities by reason of any assignment or otherwise. An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 16.1 executed by a member of the Board of Directors, the General Partner, the Transfer Agent or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report. If any notice, payment or report addressed to a Record Holder at the address of such Record Holder appearing on the books and records of the Transfer Agent or the Partnership is returned by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver it, such notice, payment or report and any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Partnership of a change in his address) if they are available for the Partner at the principal office of the Partnership for a period of one year from the date of the giving or making of such notice, payment or report to the other Partners. Any notice to the Partnership shall be deemed given if received by the General Partner or the Board of Directors at the principal office of the Partnership designated pursuant to Section 2.3. The General Partner and the Board of Directors may rely and shall be protected in relying on any notice or other document from a Partner or other Person if believed by it to be genuine.

Section 16.2    Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 16.3    Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 16.4    Integration. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 16.5    Creditors. None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

Section 16.6    Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

Section 16.7    Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Limited Partner Interest, pursuant to Section 10.2(a) without execution hereof.

Section 16.8    Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of The Republic of the Marshall Islands, without regard to the principles of conflicts of law.

Section 16.9    Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 16.10    Consent of Partners. Each Partner hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Partners, such action may be so taken upon the concurrence of less than all of the Partners and each Partner shall be bound by the results of such action.

Section 16.11    Facsimile Signatures. The use of facsimile signatures affixed in the name and on behalf of the transfer agent and registrar of the Partnership on certificates representing Common Units is expressly permitted by this Agreement.

Section 16.12    Third-Party Beneficiaries. Each Partner agrees that any Indemnitee shall be entitled to assert rights and remedies hereunder as a third-party beneficiary hereto with respect to those provisions of this Agreement affording a right, benefit or privilege to such Indemnitee.

[Remainder of this page intentionally left blank, signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement of Limited Partnership as a Deed as of the date first written above.

GENERAL PARTNER:

Navios Maritime Containers GP LLC

By:
Name:
Title:

LIMITED PARTNERS:

All Limited Partners now and hereafter admitted as Limited Partners of the Partnership, pursuant to powers of attorney now and hereafter executed in favor of, and granted and delivered to the Board of Directors.

By:	Angeliki Frangou, Chairman of the Board of Directors of Navios Maritime Containers L.P., as attorney-in-fact for all Limited Partners pursuant to the Power of Attorney granted under Section 2.6

Name:	Angeliki Frangou
Title:	Attorney-in-Fact

[Signature page to limited partnership agreement of Navios Maritime Container L.P.]